                                                                   Exhibit 10.44



                      COLLABORATION AND LICENSE AGREEMENT



                                 By and Among



                              PHARMACOPEIA, INC.



                                      and



                             SCHERING CORPORATION

                               Table of Contents

ARTICLE I - DEFINITIONS                                                        1

   1.1  ACCEPTANCE                                                             1

   1.2  ACTIVE COMPOUND                                                        1

   1.3  AFFILIATE                                                              1

   1.4  AGREEMENT COMPOUND                                                     2

   1.5  AGREEMENT PRODUCT                                                      2

   1.6  COLLABORATION                                                          2

   1.7  COLLABORATION COMMITTEE                                                2

   1.8  COLLABORATION RESEARCH PLAN                                            2

   1.9  COLLABORATION PLATFORM TECHNOLOGY                                      2

   1.10 COLLABORATION TARGET-SPECIFIC TECHNOLOGY                               2

   1.11 COLLABORATION TECHNOLOGY                                               2

      1.11.1 Collaboration Patent Rights                                       2
      1.11.2 Collaboration Know-How                                            3

   1.12 COLUMBIA LICENSE                                                       3

   1.13 COMBINATION PRODUCT                                                    3

   1.14 DERIVATIVE COMPOUND                                                    3

   1.15 DEVELOPMENT CANDIDATE                                                  3

   1.16 DISCOVERY LIBRARY                                                      3

      1.16.1 Collaboration Discovery Library                                   3
      1.16.2 SP Discovery Library                                              3

   1.17 EXCLUSIVITY PERIOD                                                     3

   1.18 FDA                                                                    4

   1.19 FIRST COMMERCIAL SALE                                                  4

   1.20 FTE                                                                    4

   1.21 HRD                                                                    4

   1.22 IND                                                                    4

   1.23 INTERNATIONAL AGREEMENT                                                4

   1.24 LEAD COMPOUND                                                          4

   1.25 LIBRARY                                                                4

   1.26 LIBRARY COMPOUND                                                       4

   1.27 MAJOR MARKET                                                           4

                                                                             -i-

   1.28 NDA                                                                    4

   1.29 NET SALES                                                              4

   1.30 OPTIMIZATION LIBRARY                                                   5

   1.31 PHARMACOPEIA CHANGE IN CONTROL                                         5

   1.32 PHARMACOPEIA ENABLING TECHNOLOGY                                       5

   1.33 PHARMACOPEIA TECHNOLOGY                                                6

      1.33.1 Existing Pharmacopeia Patent Rights                               6
      1.33.2 Existing Pharmacopeia Know-How                                    6
      1.33.3 Pharmacopeia Improvements                                         6

   1.34 PHASE III                                                              6

   1.35 PRODUCT                                                                6

   1.36 REGULATORY APPROVAL                                                    6

   1.37 SCHERING COMPOUND                                                      6

   1.38 SCHERING TECHNOLOGY                                                    7

      1.38.1 Schering Patent Rights                                            7
      1.38.2 Schering Know-How                                                 7
      1.38.3 Schering Improvements                                             7

   1.39 SP PRODUCT                                                             7

   1.40 SUBLICENSEE                                                            7

   1.41 TARGET                                                                 7

   1.42 TERRITORY                                                              8

   1.43 THIRD PARTY                                                            8

ARTICLE II - COLLABORATION                                                     8

   2.0 COLLABORATION EFFECTIVE DATE                                            8

   2.1 COLLABORATION RESEARCH PLAN                                             8

   2.2 COLLABORATION TERM                                                      8

      2.2.1 Extension of Collaboration Term                                    8
      2.2.2 Termination of Collaboration Upon Pharmacopeia
            Change in Control                                                  8

   2.3 PHARMACOPEIA RESPONSIBILITIES                                           9

   2.4 SCHERING RESPONSIBILITIES                                               9

   2.5 COLLABORATION STAFFING                                                  9

      2.5.1 Pharmacopeia FTE Commitments                                       9
      2.5.2 Schering FTE Commitments                                          10

   2.6 ADDITIONAL COLLABORATION EXPENSES                                      10

      2.6.1 Capital Expenditures                                              10
      2.6.2 Third Party Licenses re Pharmacopeia Enabling Technology          11

      2.6.3 Other Third Party Licenses                                        11

   2.7 RESERVED TARGETS                                                       11

   2.8 RECORD KEEPING AND INSPECTION OF RECORDS                               12

   2.9 LIBRARIES                                                              12

      2.9.0 Discovery Libraries                                               12
      2.9.1 Classification; Limit on SP Discovery Libraries                   13
      2.9.2 Identification of Targets                                         13
      2.9.3 Coded Targets                                                     13
      2.9.4 Targets for Optimization Libraries                                13

   2.10 COMPOUND IDENTIFICATION                                               13

   2.11 COPIES OF LIBRARIES                                                   13

   2.12 ACTIVE COMPOUNDS                                                      14

   2.13 RETAINED RIGHTS                                                       14

   2.14 PHARMACOPEIA INDEPENDENT RESEARCH ACTIVITIES                          14

      2.14.1 Activities Outside the Collaboration                             14
      2.14.2 Restrictions on Use of Collaboration Technology                  14


ARTICLE III - COLLABORATION MANAGEMENT                                        15

   3.1 COLLABORATION COMMITTEE                                                15

   3.2 DESIGN OF LIBRARIES; FRESH LIBRARIES                                   15

   3.3 COLLABORATION COMMITTEE MEETINGS                                       15

   3.4 COLLABORATION COMMITTEE DECISIONS                                      15

   3.5 DEVELOPMENT STATUS; NOTICE OF SALE OF PRODUCTS                         16

   3.6 DILIGENCE                                                              16


ARTICLE IV - LICENSES AND EXCLUSIVITY                                         18

   4.1 LICENSE TO SCHERING                                                    18

      4.1.1 Compounds and Products                                            18
      4.1.2 Collaboration Target-Specific Technology                          18

   4.2 SUBLICENSES                                                            18

   4.3 DIRECT AFFILIATE LICENSES                                              18

   4.4 COLLABORATION PLATFORM TECHNOLOGY                                      18

   4.5 THIRD PARTY RIGHTS                                                     19

      4.5.1 Pharmacopeia Third Party Activities                               19
      4.5.2 No Liability                                                      19
      4.5.3 Pharmacopeia Reports to Schering On Third Party Rights            19


   4.6 COLUMBIA SUBLICENSE                                                    19

   4.7 COLLABORATION RESEARCH ACTIVITIES                                      20

   4.8 PHARMACOPEIA'S USE OF LIBRARYS COMPOUNDS FOR QUALITY CONTROL           20

   4.9 LIBRARY EXCLUSIVITY                                                    20

      4.9.1 Optimization Libraries                                            20
      4.9.2 SP Discovery Libraries                                            20
      4.9.3 Collaboration Discovery Libraries                                 20
      4.9.4 Extension of Exclusivity for Collaboration
            Discovery Libraries                                               21
      4.9.5 Co-Exclusive Collaboration Discovery Libraries                    21

   4.10 NO OTHER PRODUCTS                                                     22

   4.11 LICENSE GRANT BACK FOR ABANDONED AGREEMENT COMPOUNDS                  22


ARTICLE V - PAYMENTS                                                          22

   5.1 PAYMENTS BY SCHERING                                                   22

   5.2 COLLABORATION FUNDING                                                  22

      5.2.1 Funding During Year One                                           22
      5.2.2 Funding During Subsequent Years                                   23
      5.2.3 Increased FTE Requirements                                        23
      5.2.4 Wind-Down in Final Year                                           23
      5.2.5 Annual FTE Rate Adjustments                                       23
      5.2.6 Quarterly Adjustment                                              23
      5.2.7 Manner of Payment                                                 23

   5.3 MILESTONE PAYMENTS                                                     24

      5.3.1 Events and Amounts                                                24
         (a) Discovery Library Milestones                                     24
         (b) Optimization Library Milestones                                  24
      5.3.2 Lead Compound                                                     25
      5.3.3 Development Candidate                                             25
      5.3.4 Manner of Payment                                                 25
      5.3.5 Announcement of Milestones                                        25

   5.4 ROYALTIES                                                              25

      5.4.1 Base Royalty                                                      25
      5.4.2 Royalty Term for Agreement Products                               26
      5.4.3 Royalty Terms for SP Products                                     26
      5.4.4  Single Royalty; Non-Royalty Sales                                27
      5.4.5 Third Party Royalties                                             27
         (a) Schering Responsibilities                                        27
         (b) *                                                                27
      5.4.6 Compulsory Royalty Reductions                                     28
      5.4.7 Royalty Overpayment                                               28

   5.5 REPORTS; PAYMENT OF ROYALTY; PAYMENT EXCHANGE RATE
       AND CURRENCY CONVERSIONS                                               28

      5.5.1 Royalty Reports and Payments                                      28
      5.5.2 Payment Method                                                    28
      5.5.3 Place of Royalty Payment and Currency Conversions                 28

_______________
*     CONFIDENTIAL TREATMENT REQUESTED

                                                                            -iv-

   5.6 MAINTENANCE OF RECORDS; AUDITS                                         28

      5.6.1 Records; Inspection                                               28

   5.7 COORDINATION WITH PAYMENTS UNDER INTERNATIONAL AGREEMENT               29

   5.8 TAX MATTERS                                                            29

      5.8.1 Withholding Taxes                                                 29

      5.8.2 Sales Taxes                                                       30

   5.9 PRODUCT DEVELOPMENT COSTS                                              30


ARTICLE VI - PATENTS AND INVENTIONS                                           30

   6.1 OWNERSHIP OF SCHERING TECHNOLOGY AND PHARMACOPEIA TECHNOLOGY           30

   6.2 OWNERSHIP OF COLLABORATION TECHNOLOGY                                  30

   6.3 FILING, PROSECUTION AND MAINTENANCE OF PATENTS                         30

      6.3.1 Collaboration Technology                                          30
      6.3.2 Collaboration Platform Technology                                 31
      6.3.3 Schering Technology                                               31
      6.3.4 Pharmacopeia Technology                                           31
      6.3.5 Pharmacopeia's Rights Regarding Patents Relating
            to Agreement Compounds                                            31

   6.4 Cooperation                                                            31

      6.4.1 Cooperation                                                       31

   6.5 ENFORCEMENT                                                            32

      6.5.1 Notice                                                            32
      6.5.2 Collaboration Technology                                          32
      6.5.3 Collaboration Platform Technology                                 32
      6.5.4 Schering Technology and Pharmacopeia Technology                   32
      6.5.5 Cooperation; Costs and Recoveries                                 33

   6.6 INFRINGEMENT CLAIMS                                                    33

   6.7 CERTIFICATION UNDER DRUG PRICE COMPETITION AND PATENT
       RESTORATION ACT                                                        33

   6.8 PATENT TERM RESTORATION                                                33


ARTICLE VII - CONFIDENTIALITY                                                 34

   7.1 CONFIDENTIAL INFORMATION                                               34

   7.2 PERMITTED USE AND DISCLOSURES                                          34

   7.3 RETURN OF CONFIDENTIAL INFORMATION                                     34

   7.4 NONDISCLOSURE OF TERMS                                                 35

   7.5 PUBLICATION                                                            35

   7.6 PHARMACOPEIA EMPLOYEES                                                 35


ARTICLE VIII - REPRESENTATION, WARRANTIES AND COVENANTS                       36

                                                                             -V-

   8.1  SCHERING                                                              36

   8.2  PHARMACOPEIA                                                          36

   8.3  COMPLIANCE WITH AGREEMENT AND LAWS                                    36

   8.4  DISCLAIMER                                                            36


ARTICLE IX - INDEMNIFICATION                                                  37

   9.1  INDEMNIFICATION BY SCHERING                                           37

   9.2  INDEMNIFICATION BY PHARMACOPEIA                                       37

   9.3  NO CONSEQUENTIAL DAMAGES                                              37

   9.4  PROCEDURE                                                             38

   9.5  INSURANCE                                                             38


ARTICLE X - TERM AND TERMINATION                                              38

   10.1 TERM AND EXPIRATION                                                   38

   10.2 TERMINATION FOR CAUSE                                                 38

   10.3 TERMINATION UPON BANKRUPTCY OR INSOLVENCY                             38

   10.4 TERMINATION FOR PHARMACOPEIA CHANGE IN CONTROL                        40

   10.5 CONCURRENT TERMINATION WITH THE INTERNATIONAL AGREEMENT               40

   10.6 EFFECT OF TERMINATION                                                 40

   10.6.1 Accrued Obligations                                                 40
   10.6.2  Return of Materials                                                40
   10.6.3 Effect on Agreement Products                                        40
   10.6.4 Licenses                                                            41
      (a) Termination by Pharmacopeia Pursuant to Section 10.2                41
      (b) Termination by Schering Pursuant to Sections 10.2 or 10.3           41
      (c) Termination by Pharmacopeia Pursuant to Section 10.3                41
      (d) Termination by Schering Pursuant to Section 10.4                    41
   10.6.5 Surviving Provisions                                                41


ARTICLE XI - MISCELLANEOUS                                                    41

   11.1 ASSIGNMENT                                                            41

   11.2 GOVERNING LAW                                                         42

   11.3 DISPUTE RESOLUTION                                                    42

   11.4 NO IMPLIED LICENSES                                                   42

   11.5 REPRESENTATION BY LEGAL COUNSEL                                       42

   11.6 WAIVER                                                                42

   11.7 INDEPENDENT CONTRACTORS                                               42

   11.8 SOLICITATION OF EMPLOYEES                                             42

   11.9 COMPLIANCE WITH LAWS                                                  42

   11.10 EXPORT CONTROL                                                       43

   11.11 PATENT MARKING                                                       43

   11.12 NOTICES                                                              43

   11.13 FORCE MAJEURE                                                        44

   11.14 SEVERABILITY                                                         44

   11.15 COUNTERPARTS                                                         44

   11.16 CAPTIONS                                                             45

   11.17 COMPLETE AGREEMENT                                                   45

   11.18 RECORDING                                                            45

   11.19 Further Actio1ns                                                     45


EXHIBIT A - CURRENCY CONVERSION

SCHEDULE 1.28 - Elements Of Fully Absorbed Manufacturing Costs

                      COLLABORATION AND LICENSE AGREEMENT


     This COLLABORATION AND LICENSE AGREEMENT (the "Agreement"), effective as of October 29, 1998 (the "Effective Date"), is made by and among: Pharmacopeia, Inc., a Delaware corporation having its principal place of business at 3000 East Park Boulevard, Cranbury, New Jersey 08512, (hereinafter referred to as "Pharmacopeia"); and Schering Corporation, a New Jersey corporation having its principal place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033, U.S.A., (hereinafter referred to as "Schering"). Pharmacopeia and Schering are sometimes referred to herein individually as a Party and collectively as the Parties. References to "Schering" and "Pharmacopeia" shall include their respective Affiliates (as hereinafter defined).

     WHEREAS, Pharmacopeia has developed proprietary technologies relating to the design and preparation of encoded compound libraries based upon combinatorial chemistry; and

     WHEREAS, Schering and Pharmacopeia desire to collaborate to design, prepare and screen compound libraries against Schering's biological targets; and

     WHEREAS, Pharmacopeia and Schering's Affiliate Schering-Plough Ltd. have entered into a collaboration and license agreement relating to countries and territories outside of the United States of even date herewith;

     NOW, THEREFORE, in consideration of the covenants, conditions, and undertakings herein contained, Schering and Pharmacopeia hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

     1.1  "Acceptance" shall mean, with respect to an IND, NDA or HRD submitted
           ----------
by or on behalf of Schering or its Affiliate or Sublicensee, notice by the FDA (or an analogous regulatory authority in another country) that the IND, NDA or HRD has been accepted for review by the FDA (or analogous regulatory authority). In the event that the FDA (or analogous regulatory authority) is not required to provide such a notice of acceptance of an IND, NDA or HRD, then "Acceptance" shall be deemed to occur: (i) in the case of an IND, thirty (30) days following the date of submission, or if previously rejected any resubmission, of such IND; or (ii) in the case of an NDA or HRD, sixty (60) days following the date of submission, or if previously rejected any resubmission, of such NDA or HRD, unless in each case Schering or its Affiliates or Sublicensee receives notice from the FDA (or analogous regulatory authority), during the applicable thirty
(30) or sixty (60) day period, that the NDA or HRD is not acceptable for review.

     1.2  "Active Compound" shall mean, except as otherwise provided in Section
           ---------------
2.12, a Library Compound that demonstrates activity against a specific Target, which Library Compound (i) was found to have such activity at a concentration set forth in the applicable Collaboration Research Plan during screening of one or more Libraries by Pharmacopeia in the conduct of the Collaboration or (ii) was found to have such activity during screening by or on behalf of Schering.

     1.3  "Affiliate" shall mean any individual or entity directly or indirectly
           ---------
controlling, controlled by or under common control with, a Party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling Pharmacopeia or Schering at the maximum control or ownership right permitted in a country where such company exists. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

     1.4   "Agreement Compound" shall mean any Active Compound or Derivative
            ------------------
Compound as well as any compositions-of-matter claimed in patent applications filed or patents issued under Article VI which claim an Active Compound or Derivative Compound.

     1.5   "Agreement Product" shall mean any product containing an Agreement
            -----------------
Compound, including, without limitation, products for the therapeutic or prophylactic treatment or prevention of diseases and conditions in human beings or animals.

     1.6   "Collaboration" shall mean the research and drug discovery programs
            -------------
to be performed at Pharmacopeia's facilities by Schering or Pharmacopeia under this Agreement to discover Agreement Compounds for further development by Schering.

     1.7   "Collaboration Committee" shall have the meaning set forth in Section
            -----------------------
3.1.

     1.8   "Collaboration Research Plan" shall have the meaning set forth in
            ----------------------
Section 2.1.

     1.9   "Collaboration Platform Technology" shall mean Collaboration
            ---------------------------------
Technology relating to assays, compound screening methods and biological research tools, in each case which are demonstrated to be broadly applicable (i.e., can be readily applied and used in research directed to a variety of pharmacologically distinct Targets); provided, however, that Collaboration
                                     --------  -------
Platform Technology shall not include any rights in or to (1) any of Schering's Targets, (2) any Library Compounds, or (3) any Agreement Compounds.

     1.10  "Collaboration Target-Specific Technology" shall mean Collaboration
            ----------------------------------------
Technology relating to assays, compound screening methods and biological research tools, in each case which are discovered and developed through Collaboration research directed to a specific Target, or a small number of closely related Targets (e.g. a family of biological receptor subtypes), and are not readily applicable to other types of Targets; provided, however, that
                                                  --------  -------
Collaboration Target-Specific Technology shall not include any rights in or to
(1) any of Schering's Targets, (2) any Library Compounds, or (3) any Agreement Compounds.

     1.11  "Collaboration Technology" shall mean Collaboration Patent Rights and
            ------------------------
Collaboration Know-How.


           1.11.1  "Collaboration Patent Rights" shall mean: (i) all patents and
                    ---------------------------
patent applications claiming any invention or discovery made by or on behalf of Pharmacopeia in performance of the Collaboration (including, without limitation, the synthesis and composition of matter of any Agreement Compound, or method of use thereof); and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations, revalidations, or additions of any of the foregoing, in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by Pharmacopeia during the term of this Agreement; provided, however, that Collaboration Patent Rights shall not
                --------  -------
include any patents or patent applications which are Schering Technology, Pharmacopeia Technology or Pharmacopeia Enabling Technology.

           1.11.2  "Collaboration Know-How" shall mean all proprietary ideas,
                    ----------------------
inventions, data, know-how, instructions, processes, formulas, materials, expert opinion and information (including, without limitation, (i) biological, chemical, physical and analytical data and information relating to Agreement Compounds, and (ii) any structure-function data obtained from Library Compounds) discovered and/or developed in performance of the Collaboration by or on behalf of Pharmacopeia, in each case, to the extent Pharmacopeia has the right to license or sublicense the same, and subject to any limitations and prohibitions of such license or sublicense; provided, however, that Collaboration Know-How
                               --------  -------
shall not include Collaboration Patent Rights, Schering Technology, Pharmacopeia Technology or Pharmacopeia Enabling Technology.

     1.12  "Columbia License" shall mean that certain License Agreement
            ----------------
effective as of July 16, 1993, as amended and restated as of October 6, 1995, entered by and between Pharmacopeia, Inc., the Trustees of Columbia University in the City of New York and the Cold Spring Harbor Laboratory.

     1.13  "Combination Product" shall mean a Product which comprises two (2) or
            -------------------
more active therapeutic ingredients at least one (1) of which is an Agreement Compound or a Schering Compound.

     1.14  "Derivative Compound" shall mean any compound, other than a Library
            -------------------
Compound, derived (a) by or on behalf of Schering, or (b) in the performance of the Collaboration by Pharmacopeia, in each case from an Active Compound, and having activity against the same Target as such Active Compound. As used herein, a compound shall be deemed to have been "derived from" an Active Compound if it *

     1.15  "Development Candidate" shall mean a Lead Compound or derivative
            ---------------------
thereof which possesses the desirable properties of a therapeutic agent for the prevention or treatment of a clinical condition, in the absence of required safety trials necessary to begin human testing.

     1.16  "Discovery Library" shall mean a Library transferred to Schering
            -----------------
pursuant to this Agreement for screening against one or more Targets and which is not an Optimization Library.

           1.16.1  "Collaboration Discovery Library" shall mean a Discovery
                    -------------------------------
Library that is not an SP Discovery Library.

           1.16.2  "SP Discovery Library" shall mean a Discovery Library based
                    --------------------
on one or more specific Schering proprietary core structures which core structures are (i) discovered, designed or developed by or on behalf of Schering without assistance or information from Pharmacopeia or any Pharmacopeia employee, or (ii) designed or developed by Pharmacopeia based on proprietary Schering structures or structure-function data.

     1.17  "Exclusivity Period" shall mean, with respect to any Collaboration
            ------------------
Discovery Library and for all Library Compounds contained in such Library, that period commencing on the date Pharmacopeia first provides Schering notice that such Collaboration Discovery Library is available to be shipped to Schering or Schering-Plough Ltd. (the "Notice Date"), and continuing until the * or such later date as may be established under Section 4.9.4 below.

In the event that Schering is unable to accept delivery of any Collaboration Discovery Library at the time of the applicable Notice Date, Schering may, upon written notice to Pharmacopeia, delay delivery of such Collaboration Discovery Library, in which case the Notice Date with respect to such Collaboration Discovery Library shall be deemed to be the earlier of (i) the date that Schering notifies

_________________
*   CONFIDENTIAL TREATMENT REQUESTED

Pharmacopeia that Schering is ready to accept delivery of the first plates from such Collaboration Discovery Library or (ii) the date three (3) months after the original Notice Date.

     1.18  "FDA" shall mean the United States Food and Drug Administration or
            ---
any corresponding foreign registration or regulatory authority.

     1.19  "First Commercial Sale" shall mean, with respect to any Product, the
            ---------------------
first sale for end use of such Product in the Territory after receipt of the requisite Regulatory Approval.

     1.20  "FTE" shall mean a full-time employee dedicated to the conduct of the
            ---
Collaboration or, in the case of less than full-time dedication, a full-time equivalent person-year, based on a total of forty-six and one-fourth (46.25) weeks or one thousand eight hundred fifty (1,850) hours per year, of work on or directly related to the Collaboration.

     1.21  "HRD" shall mean a health registration dossier or its equivalent
            ---
covering an Agreement Product filed in any country outside the United States and which is analogous to an NDA and including, where applicable, applications for pricing, pricing reimbursement approval, labeling and Regulatory Approval.

     1.22  "IND" shall mean an Investigational New Drug application, as defined
            ---
in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder for initiating clinical trials in the United States, or any corresponding foreign application, registration or certification.

     1.23  "International Agreement" shall mean that certain Collaboration and
            -----------------------
License Agreement entered into by and between Pharmacopeia and Schering-Plough, Ltd. of even date herewith.

     1.24  "Lead Compound" shall mean any Active Compound or Derivative Compound
            -------------
with respect to which Schering or its Affiliates initiates a program of medicinal chemistry to identify a Development Candidate based upon the structure of such Active Compound or Derivative Compound.

     1.25  "Library" shall mean any chemical compound library prepared by
            -------
Pharmacopeia employees working on the Collaboration, and/or Schering employees working at Pharmacopeia's facilities on the Collaboration, under the terms of this Agreement using (i) combinatorial chemistry techniques or (ii) such other techniques as may, from time to time, be agreed by the Parties.

     1.26  "Library Compound" shall mean any compound which is contained in a
            ----------------
Discovery Library or Optimization  Library hereunder.

     1.27  "Major Market" shall mean Japan or any three (3) of the following
            ------------
countries; France, Germany, Italy, Spain or the United Kingdom.

     1.28  "NDA" shall mean a New Drug Application, Product License Application,
            ---
or Biologic License Application, as defined in the U.S. Food Drug and Cosmetics Act and regulations promulgated thereunder, or the equivalent filed with the FDA seeking approval to market and sell a Product in the United States.

     1.29  "Net Sales" shall mean, with respect to each country in the
            ---------
Territory, the invoice price billed by Schering or its Affiliates, or their respective Sublicensees, to Third Parties (whether an end-user, a distributor or otherwise) for the sale of Products, and exclusive of intercompany transfers or sales among Schering, its Affiliates and/or Sublicensees in the Territory, less the reasonable and customary deductions from such gross amounts including: (i) normal and customary trade, cash and quantity discounts, allowances and credits;
(ii) credits or allowances actually granted for damaged goods, returns or rejections of Product and retroactive price reductions; (iii) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing); (iv) freight, postage, shipping, customs duties and insurance charges, when included in billing; (v) charge back payments and rebates granted to managed health care organizations or their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (vi) commissions paid to Third Parties other than sales personnel and sale representatives or sales agents; and (vii) rebates (or equivalents thereof) granted to or charged by national, state or local governmental authorities in a country in the Territory. In determining Net Sales of a Product any of the above discounts shall be accounted for and apportioned based on the list price of each such Product.

     In the event that a Product is sold in the form of a Combination Product, Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is the invoice price of the Agreement Product and/or Schering Compound contained in the Combination Product if sold separately by Schering, an Affiliate or Sublicensee; and B is the invoice price of any other active therapeutic ingredients in the Combination Product if sold separately by Schering, an Affiliate or Sublicensee. In the event that the Product is sold in the form of a Combination Product containing one or more active therapeutic ingredients other than an Agreement Product and/or Schering Compound and one or more such active therapeutic ingredients of the Combination Product are not sold separately, then the above formula shall be modified such that A shall be the fully allocated manufacturing cost to Schering, its Affiliates or Sublicensee of the Agreement Product and/or Schering Compound and B shall be the fully allocated manufacturing cost to Schering, its Affiliate or Sublicensee of any other active therapeutic ingredients in the combination, in each case, determined in accordance with the schedule of fully allocated manufacturing costs set forth in Schedule 1.29.

     1.30  "Optimization Library" shall mean a Library based upon one or more
            --------------------
Active Compound or Schering Compound structures, and which is designed to optimize such structures with respect to activity against one or more specific Targets.

     1.31  "Pharmacopeia Change in Control" shall mean any of the following:
            ------------------------------
(i) a reorganization, merger or consolidation of Pharmacopeia with a Major Pharmaceutical Company if the shareholders of Pharmacopeia (determined immediately prior to the reorganization, merger or consolidation taking effect) hold, directly or indirectly, less than fifty percent (50%) of the surviving corporation (determined immediately after such reorganization, merger or consolidation takes effect); (ii) an acquisition by a Major Pharmaceutical Company of direct or indirect beneficial ownership of voting stock of Pharmacopeia representing more than fifty percent (50%) of the total current voting power of Pharmacopeia then issued and outstanding; (iii) a sale of all or substantially all the assets of Pharmacopeia to a Major Pharmaceutical Company; or (iv) a liquidation or dissolution of Pharmacopeia. As used in this Section 1.31, the term "Major Pharmaceutical Company" shall mean any entity (including any corporation, joint venture, partnership or unincorporated entity) having annual sales of pharmaceutical products of at least five hundred million dollars ($500,000,000), as well as any Affiliates or division(s) of such entity, that is engaged in the research, development, manufacturing, registration and/or marketing of drug products that are approved under NDAs, HRDs, ANDAs or Biologics License Applications.

     1.32  "Pharmacopeia Enabling Technology" shall mean the Columbia License
            --------------------------------
and any other proprietary technology owned or controlled by Pharmacopeia with the right to grant sublicenses which is necessary or useful for the design, preparation and use of Libraries.

     1.33  "Pharmacopeia Technology" shall mean Existing Pharmacopeia Patent
            -----------------------
Rights, Existing Pharmacopeia Know-How, and Pharmacopeia Improvements (except for Pharmacopeia Improvements which are Pharmacopeia Enabling Technology).

           1.33.1  "Existing Pharmacopeia Patent Rights" shall mean (i) all
                    -----------------------------------
patents and patent applications existing as of the Effective Date that claim the synthesis or composition of matter of an Active Compound, or the method of use thereof, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations, revalidations, or additions of any of the foregoing, in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by Pharmacopeia during the term of this Agreement, and subject to any limitations and prohibitions of such license or sublicense; provided, however, it is understood that Existing Pharmacopeia
            --------  -------
Technology shall not include any Pharmacopeia Enabling Technology.

           1.33.2  "Existing Pharmacopeia Know-How" shall mean all ideas,
                    ------------------------------
inventions, data, know-how, instructions, processes, formulas, expert opinion and information, including, without limitation, biological, chemical, physical and analytical data and information, existing as of the Effective Date, owned or controlled in whole or part by Pharmacopeia by license, assignment or otherwise, which is necessary for the discovery, development, manufacture or use of Agreement Compounds and/or the discovery, development, manufacture, use, sale or commercialization of Agreement Products, in each case, to the extent Pharmacopeia has the right to license or sublicense the same, and subject to any limitations and prohibitions of such license or sublicense; provided, however,
                                                            --------  -------
that Existing Pharmacopeia Know-How shall not include Existing Pharmacopeia Patent Rights or Pharmacopeia Enabling Technology.

           1.33.3  "Pharmacopeia Improvements" shall mean all patentable
                    -------------------------
inventions conceived and reduced to practice, solely or jointly, by Pharmacopeia or Schering in the conduct of the Collaboration that are within the scope of a claim of an issued patent within the Existing Pharmacopeia Patent Rights or Pharmacopeia Enabling Technology (i) which patent issued prior to the Effective Date or (ii) which claim has an effective filing date prior to the Effective Date; provided, however, that Pharmacopeia Improvements shall not include
      --------   -------
Pharmacopeia Independent Technology (as defined in Section 2.14).

     1.34  "Phase III" shall mean Phase III clinical trials as prescribed by
            ---------
applicable FDA regulations, regardless of whether such trials are conducted in the United States or elsewhere.

     1.35  "Product" means any Agreement Product or SP Product.
            -------

     1.36  "Regulatory Approval" shall mean any applications or approvals,
            -------------------
including any INDs, NDAs, supplements, amendments, pre- and post-approvals, marketing authorizations based upon such approvals (including any prerequisite manufacturing approvals or authorizations related thereto) and labeling approval(s), technical, medical and scientific licenses, registrations or authorizations of any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use, import, export or sale of Product(s) in the Territory.

     1.37  "Schering Compound" shall mean a compound which is independently
            -----------------
discovered by or on behalf of Schering, without the use of Collaboration Technology or Pharmacopeia Technology as demonstrated by documented evidence created at the time of such discovery, and which is active against a specific Target.

     1.38  "Schering Technology" shall mean Schering Patent Rights, Schering
            -------------------
Know-How and Schering Improvements.

           1.38.1  "Schering Patent Rights" shall mean (i) all existing patents
                    ----------------------
and patent applications owned or controlled in whole or in part by Schering or its Affiliates as of the Effective Date (including, without limitation, those which claim the synthesis or composition of matter of an Active Compound, or the method of use thereof, or which relate to any Target or any assay provided by Schering for use in the Collaboration or the corresponding Targets for such assays), (ii) all patents and patent applications claiming any invention or discovery made by or behalf of Schering or its Affiliates, other than in performance of the Collaboration, in connection with the discovery and/or development of any Agreement Compounds and/or Schering Compounds, and/or the development and commercialization of any Product, and (iii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) or (ii) above, and any substitutions, confirmations, registrations, revalidations, or additions of any of the foregoing.

           1.38.2  "Schering Know-How" shall mean all ideas, inventions, data,
                    -----------------
know-how, instructions, processes, formulas, materials, expert opinion and information, including, without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information (except for any of the above arising in performance of the Collaboration) owned or controlled in whole or part by Schering by license, assignment or otherwise, which is necessary for the discovery, development, manufacture, use, sale or commercialization of Products, in each case, to the extent Schering has the right to license or sublicense the same, and subject to any limitations and prohibitions of such license or sublicense; provided, however, that Schering
                                            --------  -------
Know-How does not include Schering Patent Rights.

           1.38.3  "Schering Improvements" shall mean all patentable inventions
                   ---------------------
conceived and reduced to practice solely or jointly by Schering or Pharmacopeia in the conduct of the Collaboration that are within the scope of the claims of any issued patent within the Schering Patent Rights (i) which patent issued prior to the Effective Date or (ii) which claim has an effective filing date prior to the Effective Date.

     1.39  "SP Product" shall mean any product for the therapeutic or
            ----------
prophylactic treatment or prevention of diseases and conditions in human beings containing a Schering Compound, provided such SP Product is not a Combination Product containing both a Schering Compound and an Agreement Compound.

     1.40  "Sublicensee" shall mean with respect to a particular Product, a
            -----------
Third Party to whom Schering has granted a sublicense under the applicable Pharmacopeia Technology, Schering Technology or Collaboration Technology to make, use and/or sell such Product. As used in this Agreement, it is understood that "Sublicensee" shall also include a Third Party or Third Parties to whom Schering has granted the right to distribute such Product, provided that such Third Party or parties has (have) the primary responsibility for marketing and promotion at its (their) expense of such Product within the field or territory for which such distribution rights are granted, which marketing and promotional activities are not subsidized directly or indirectly by Schering.

     1.41  "Target" shall mean a biomolecular entity (including, without
            ------
limitation, receptors, enzymes, nucleic acids and proteins, and/or fragments thereof) that a small molecule is screened against in order to determine whether the small molecule demonstrates a specific biochemical or pharmaceutical effect.

     1.42  "Territory" shall mean the United States and its territories,
            ---------
possessions and commonwealths.

     1.43  "Third Party" shall mean any Party other than Pharmacopeia and its
            -----------
Affiliates, Schering Corporation and its Affiliates, Schering-Plough, Ltd. and its Affiliates, and their permitted assigns.


                                  ARTICLE II
                                 COLLABORATION

     2.0   Collaboration Effective Date.  The Parties wish Pharmacopeia to begin
     ----------------------------------
performance of the Collaboration effective as of October 1, 1998 (the "Collaboration Effective Date") and agree that upon execution of this Agreement on the Effective Date the Parties' respective obligations relating to performance of the Collaboration hereunder shall be deemed to be effective as of the Collaboration Effective Date. Notwithstanding the foregoing, the effectiveness of this Agreement is expressly conditioned upon the Board of Directors of Schering-Plough Corporation approving this Agreement and the execution of this Agreement by the Parties on the Effective Date.

     2.1   Collaboration Research Plan.  Within thirty (30) days of the
     ---------------------------------
Effective Date, the Collaboration Committee shall agree upon a written overall plan for the research and drug discovery activities to be conducted by the Parties (the "Collaboration Research Plan"). The Collaboration Research Plan shall be periodically revised and updated (at least annually) by the Collaboration Committee during the term of the Collaboration. The Collaboration Research Plan shall set forth the responsibilities of each of the Parties with respect to performance of the Collaboration. The Collaboration Committee shall have responsibility for monitoring the performance of Collaboration research programs. Notwithstanding the foregoing, the Parties acknowledge and agree that, subject to Section 2.7 below, Schering, in its sole discretion, shall have primary responsibility and decision making authority with respect to the selection of the Targets and specific research programs to be conducted during the Collaboration.

     2.2   Collaboration Term.  The term of the Collaboration shall be for a
     ------------------------
period of five (5) years, unless extended pursuant to Section 2.2.1, or earlier terminated pursuant to Section 2.2.2 or Article X.

           2.2.1   Extension of Collaboration Term.  Schering shall have the
           ---------------------------------------
right, in its sole discretion, to extend the Collaboration for an additional * period by providing written notice to Pharmacopeia on or before the * of the Collaboration Effective Date. If Schering does not provide such notice, the Collaboration shall expire on the fifth anniversary of the Collaboration Effective Date.

           2.2.2  Termination of Collaboration Upon Pharmacopeia Change in
           ---------------------------------------------------------------
Control.  In the event of a Pharmacopeia Change in Control during the term of
-------
the Collaboration, Schering shall have the right, in its discretion, (i) to terminate the Agreement pursuant to Section 10.4, below, or (ii) to terminate the Collaboration and not the Agreement upon ninety (90) days written notice to Pharmacopeia after such Change in Control expressly stating its intention to terminate the Collaboration. In the event that Schering elects to terminate the Collaboration and not the Agreement, then (a) Schering will not be obligated to make the payments set forth in Section 5.2 for the period after the effective date of such termination, (b) subject to Sections 2.10 and 2.11, Pharmacopeia shall not be obligated to conduct any Collaboration research activities after the effective date of such termination, and (c) the remaining terms and conditions of this Agreement, including without limitation the licenses and royalty obligations set forth herein, shall remain in full force and effect until the Agreement expires or is terminated as set forth in Article X, below.

_____________________
*     CONFIDENTIAL TREATMENT REQUESTED

     2.3   Pharmacopeia Responsibilities.  Pharmacopeia shall use commercially
     -----------------------------------
reasonable efforts to provide:


           (i) the number of scientist FTEs agreed to by the Parties, as set forth in Section 2.5, and such additional scientists as may be mutually agreed to in writing by the Parties and paid for by Schering, for performance of the Collaboration during each year of the Collaboration (it being understood and agreed that FTEs provided by Pharmacopeia for the Collaboration under the International Agreement shall also be deemed to be provided to this Collaboration for purposes of determining the number of FTEs provided by Pharmacopeia hereunder);

           (ii) research facilities, laboratories and equipment sufficient to enable the Collaboration scientists (including Pharmacopeia employees and one
(1) Schering employee to be provided pursuant to Section 2.4(i)) to perform the Collaboration in a fashion similar to the operation of Pharmacopeia's own operations, and which shall be located in dedicated laboratories at Pharmacopeia's research facilities in Monmouth Junction, New Jersey;

           (iii) access to Pharmacopeia Enabling Technology by the Pharmacopeia scientists working on the Collaboration and by Schering scientists, if any, working on the Collaboration at Pharmacopeia's facilities as set forth in
Section 2.4, as Pharmacopeia, in its discretion, deems is reasonably necessary and useful for the optimal performance of the Collaboration;

           (iv) administrative services necessary to conduct the business of the Collaboration in a manner comparable to that of Pharmacopeia's own business activities; and

           (v) during the term of the Collaboration, on an as needed basis, up to an additional * miscellaneous FTEs, at Phamacopeia's expense, to assist with Schering's requests for Library plate production and/or Library Compound decodes pursuant to Sections 2.10 and 2.11, which additional FTEs shall not be dedicated FTEs assigned to the Collaboration and shall not be included in the FTE allocations set forth in Section 2.5.

It is understood and agreed that, except as may be mutually agreed by the Parties, Pharmacopeia shall not be obligated hereunder to conduct research or development activities in the Collaboration which are outside the scope of the Collaboration Research Plan.

     2.4   Schering Responsibilities.  Schering shall provide research funding
     -------------------------------
for the Collaboration as set forth in Section 5.1 and shall use commercially reasonable efforts to provide:

           (i) one scientific director provided by Schering Corporation, in combination with Schering-Plough, Ltd., to work full-time at Pharmacopeia during the term of the Collaboration managing the day-to-day operations of the Collaboration (the "Collaboration Director"); and

           (ii) additional support for Collaboration research projects, including, without limitation, scientists, facilities and materials to perform biological research to identify Targets, assay development, Library screening, medicinal chemical research and analytical support services.

     2.5   Collaboration Staffing.
     ----------------------------

           2.5.1   Pharmacopeia FTE Commitments.  Pharmacopeia will provide *
           ------------------------------------
FTEs at the start of the first year of the Collaboration consisting of *
chemists and * biologists (each of which shall be a *                   and *
miscellaneous FTEs to handle Library production, engineering, decoding, quality control, etc. for the Collaboration (which miscellaneous FTEs *

__________________
*     CONFIDENTIAL TREATMENT REQUESTED

*.  During the first quarter of the 1999 calendar year, Pharmacopeia will add an additional * FTEs to the Collaboration from personnel currently assigned to work on research projects under the December 22, 1994 Collaboration Agreement between Pharmacopeia, Schering Corporation and Schering-Plough Ltd. The total number of Collaboration FTEs shall be increased to *, consisting of * chemists,
* biologists and *                                      miscellaneous FTEs, by
the start of the second year of the Collaboration. Subject to the wind-down provisions set forth in Section 5.2.4, Pharmacopeia shall continue to provide * FTEs to the Collaboration during each subsequent year of the Collaboration, or such other number as the Parties shall agree upon in writing. With the exception of the * FTEs responsible for support activities for the Collaboration (such as Library production, engineering, decoding, quality control, etc.), all of the Pharmacopeia FTEs assigned to work on the Collaboration *.
In the event that Schering determines that it will be unable to screen the number of Discovery Libraries anticipated to be delivered in year * of the Collaboration *,
Schering may, upon written notice to Pharmacopeia at least six (6) months prior to the beginning of such year, reduce the number of chemistry FTEs to be provided to the Collaboration by Pharmacopeia in such year; provided, however, that such reduction shall be in whole FTE increments, and Schering shall not so reduce the number of chemistry FTEs to be provided by Pharmacopeia to less than eighty percent (80%) of the number of Pharmacopeia chemistry FTEs assigned to the Collaboration at the time of such notice. On or before the Effective Date Pharmacopeia will provide to Schering a list individually identifying those Pharmacopeia FTEs assigned to the Collaboration, which list shall be updated from time to time during the term of the Collaboration as FTEs assigned to work exclusively for the Collaboration are added, removed and/or replaced. It is understood that, in the aggregate, the education, training and experience levels of Pharmacopeia FTEs assigned to the Collaboration will be reasonably representative of Pharmacopeia employees working on Pharmacopeia's internal research programs. Within fifteen (15) business days after the Effective Date, Pharmacopeia will provide Schering with: (i) a copy of the*
Collaboration; and (ii) Pharmacopeia's written representation and warranty that*.

           2.5.2   Schering FTE Commitments.  During the term of the
           --------------------------------
Collaboration Schering shall, in combination with Schering-Plough Ltd. under the International Agreement, provide a single scientific director as set forth in
Section 2.4(i). Such director shall be subject to Pharmacopeia's confidentiality restrictions such as limited access to laboratories and access only to data that specifically relate to the Collaboration. It is understood that the scientific director shall remain an employee of Schering Corporation, and that Schering shall remain responsible for, and indemnify Pharmacopeia for any claims arising from or relating to, the conduct, activities, salary and benefits of such director, except to the extent caused by the gross negligence or willful misconduct of Pharmacopeia. In addition, Schering shall provide such additional FTEs located at Schering's research facilities as Schering determines, in its sole discretion, are reasonably necessary to support the ongoing research programs of the Collaboration, including, without limitation, assay development, screening, medicinal chemistry, analytical services and animal testing services.

     2.6   Additional Collaboration Expenses.
     ---------------------------------------

           2.6.1   Capital Expenditures.  In the event that the Parties
           ----------------------------
determine that one or more Collaboration research projects to be performed at Pharmacopeia, as identified in the Collaboration Research Plan, will require Pharmacopeia to incur unanticipated reasonable out-of-pocket expenses in connection with such research project(s) for capital expenditures on specialized equipment, the Parties shall agree on the additional monies to be paid by Schering to Pharmacopeia therefor. It is understood

____________________
*     CONFIDENTIAL TREATMENT REQUESTED
and agreed that Pharmacopeia shall not be obligated hereunder to pay any such unanticipated capital expenditures without its express consent, and that the failure of Pharmacopeia to conduct research activities that cannot be performed without such expenditures shall not constitute a breach of this Agreement. It is further understood and agreed that Schering may, by providing written notice, prohibit Pharmacopeia from using specialized equipment acquired pursuant to this
Section 2.6.1, and for which Schering has paid and/or reimbursed Pharmacopeia for all of the acquisition costs and major operating costs, for activities outside of the Collaboration. The Parties acknowledge and agree that, at Schering's option, Schering may elect to provide on loan to Pharmacopeia any such specialized equipment required for performance of the Collaboration, which equipment shall be returned to Schering upon termination of the Collaboration.

           2.6.2   Third Party Licenses re Pharmacopeia Enabling Technology.  In
           ----------------------------------------------------------------
the event that the Parties agree that it is necessary for Pharmacopeia to obtain any license from a Third Party to Pharmacopeia Enabling Technology (existing as of the Effective Date) for the performance of Library encoding and/or decoding in connection with one or more Collaboration research projects, Schering shall pay to Pharmacopeia Schering's equitable share of any amounts paid by Pharmacopeia pursuant to such license. Pharmacopeia shall provide Schering notice of such payment obligations and invoice Schering for such costs and Schering shall pay the invoice within * days. Schering's share, which may be subject to adjustment periodically, shall be determined by ascertaining the independent value the licensed technology has to Pharmacopeia and Third Parties collaborating with Pharmacopeia, as reasonably determined by Pharmacopeia, and apportioning the license costs between Pharmacopeia, Schering and such Third Parties in an equitable manner; provided, however, that Schering may reduce any
                                --------  -------
royalty otherwise due Pharmacopeia hereunder to reimburse it for any royalties actually paid to Pharmacopeia pursuant to this Section 2.6.2, as set forth below. The amount of the reduction shall be equal to * of the royalty paid to Pharmacopeia pursuant to this Section 2.6.2, but in no event shall the royalty due Pharmacopeia for any calendar quarter, with respect to any Product, be thereby reduced to less than * of the royalty due Pharmacopeia under Section
5.4.1 with respect to Net Sales of such Product. In the event that Pharmacopeia enters into a royalty-bearing license or agreement during the term of this Agreement with respect to Pharmacopeia Enabling Technology, and Schering does not approve and agree to pay for its equitable share of such license or agreement within * days after a request by Pharmacopeia, the subject matter covered by such license or agreement shall not be within this Agreement for any purpose

           2.6.3   Other Third Party Licenses.  In the event that the Parties
           ----------------------------------
agree that it is necessary for Pharmacopeia to obtain a license (except for any licenses relating to Pharmacopeia Enabling Technology obtained pursuant to
Section 2.6.2) from a Third Party in order to perform one or more Collaboration research projects selected by Schering, the Parties shall agree on the respective amounts to be paid by Schering and Pharmacopeia to obtain any such license. Each Party's share of such license costs shall be determined by ascertaining the independent value the licensed technology has to Schering (as reasonably determined by Schering), and to Pharmacopeia and any Third Parties collaborating with Pharmacopeia (as reasonably determined by Pharmacopeia) and apportioning the license costs between Pharmacopeia, Schering and such Third Parties in an equitable manner. It is understood and agreed that Pharmacopeia shall not be obligated hereunder to pay for any such license without its express consent, and that the failure of Pharmacopeia to conduct research activities that cannot be performed without such license shall not constitute a breach of this Agreement. It is further understood and agreed that, in the event that no Third Parties have shared in the costs and Schering has paid and/or reimbursed Pharmacopeia for all of the costs of such licenses, Schering shall have the right, by providing written notice, to prohibit Pharmacopeia from using licensed technology, or other license rights, acquired pursuant to this Section 2.6.3 for activities outside of the Collaboration.

     2.7   Reserved Targets.  The Parties acknowledge that , as of the Effective
     ----------------------
Date, there are certain Targets with respect to which Pharmacopeia may have obligations under its existing agreements

__________________
*     CONFIDENTIAL TREATMENT REQUESTED
with Third Parties, and that Pharmacopeia will not conduct certain research activities with respect to such Targets in connection with the Collaboration (each such Target a "Reserved Target"). Schering shall not knowingly request Pharmacopeia to develop assays with respect to, or screen any Libraries against, such Reserved Targets. * In the event that during the term of the Collaboration Pharmacopeia's Third Party obligations with respect to a given Reserved Target expire, or such Reserved Target otherwise becomes available for unrestricted use in the Collaboration, Pharmacopeia shall promptly notify Schering and such Target shall thereafter cease to be a Reserved Target. It is further understood and agreed that, notwithstanding any other provision of this Agreement, Pharmacopeia shall not be obligated to conduct any activities in performance of the Collaboration that would constitute a breach of any of its obligations to any Third Party.

     2.8   Record Keeping and Inspection of Records.  Each of Schering and
     ----------------------------------------------
Pharmacopeia, and their respective Affiliates, shall maintain records of its Collaboration activities (or cause such records to be maintained) in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes as will properly reflect all work performed and the results achieved in performance of the Collaboration. Schering shall also maintain analogous records of its development activities with respect to Agreement Compounds and Agreement Products. Such records may include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage media, samples of materials and other graphic or written data generated in connection with the Collaboration, including any data required to be maintained pursuant to all requirements of applicable laws, rules and regulations, or as directed by the Collaboration Committee. Pharmacopeia's records shall also document by name which individuals assigned to the Collaboration pursuant to Section 2.5.1 are working on each specific Collaboration research project (identifying the Target(s) involved, to the extent known by Pharmacopeia at the time of the research). During the Collaboration and for * years thereafter, each of Schering and Pharmacopeia shall have the right, upon at least five (5) business days' prior notice, to inspect all such records of the other Party (or legible copies thereof) during normal business hours. Each Party's rights under this Section 2.8 shall be limited to one (1) inspection in any calendar year. In each case, the Party conducting the inspection shall maintain such records and the information disclosed therein in confidence in accordance with Section 7.1, and shall use such information solely for purposes of this Agreement. Upon request and tender of payment for the actual cost in providing copies, Pharmacopeia and/or Schering, as appropriate, shall provide to the requesting Party copies of such records.

     2.9   Libraries.
     ---------------

           2.9.0   Discovery Libraries.  A Discovery Library is generally a
           ---------------------------
large collection of compounds (typically containing anywhere from 10,000 to 100,000 compounds, but more typically around 30,000 to 50,000 compounds) prepared by combinatorial chemistry techniques based on one or more core structures such that the compounds in the library represent a number of structurally diverse classes of compounds useful for screening against a variety of Targets. The selection of core structures and the design of Discovery Libraries based thereon are generally handled such that the compounds contained in the Discovery Library are novel compounds (i.e, are not generally known and have not been included in compound libraries previously prepared by Pharmacopeia). The Parties acknowledge and agree (i) that the Discovery Library descriptions set forth in this Section 2.9.0 represent general guidelines for the size and composition of Discovery Libraries, (ii) that Schering and Pharmacopeia will generally be cooperating in the design of Discovery Libraries, and that Discovery Libraries prepared for the Collaboration may therefore vary from the general guidelines set forth herein, and (iii) that nothing in the
Section 2.9.0 shall be construed as a commitment or representation by Pharmacopeia that any given Discovery Library prepared for the Collaboration will conform to such guidelines.

___________________
*     CONFIDENTIAL TREATMENT REQUESTED

           2.9.1   Classification; Limit on SP Discovery Libraries.  At the time
           -------------------------------------------------------
Schering and Pharmacopeia agree that Pharmacopeia will prepare and provide to Schering any given Library, Schering and Pharmacopeia shall agree upon the appropriate classification of such Library as a Collaboration Discovery Library, SP Discovery Library, or Optimization Library. It is understood and agreed that the number of SP Discovery Libraries provided to Schering in a given year during the term of the Collaboration * in such year without the prior written consent of Pharmacopeia. It is further understood and agreed that if the *, for all purposes of this Agreement, unless otherwise agreed in writing by the Parties. In determining the number of SP Discovery Libraries and total number of all Discovery Libraries for purposes of this Section, *.

           2.9.2   Identification of Targets.  At the time that Schering
           ---------------------------------
notifies Pharmacopeia of an Active Compound from any Library pursuant to Section 2.12, Schering shall also notify Pharmacopeia of the applicable Target(s) (in coded form only) and the general therapeutic area relevant to such Target.

           2.9.3   Coded Targets.  To the extent that Schering identifies
                   -------------
Targets to Pharmacopeia in coded form pursuant to Section 2.9.2, Schering shall use a unique code for each Target, and shall not use more than one code to identify the same Target unless Schering tells Pharmacopeia that more than one code identifies the same Target and specifies the applicable codes. Schering shall have no obligation to disclose to Pharmacopeia the identity of any Targets on a non-coded basis prior to the publication of a patent application disclosing both (i) the structure of an Active Compound having activity against the Target and (ii) the identity of the Target. If, at any time, Schering has identified a Target to Pharmacopeia on a non-coded basis, Schering shall identify the codes, if any, that Schering had used to identify such Target, and shall thereafter only identify such Target on a non-coded basis.

           2.9.4   Targets for Optimization Libraries.  At the time that
           ------------------------------------------
Schering and Pharmacopeia initiate the design and preparation of an Optimization Library, Schering shall identify the Target (in coded form only) and the relevant general therapeutic area for which the Optimization Library is being prepared.

     2.10  Compound Identification.  Following Schering's screening of the
     -----------------------------
Discovery Libraries and/or Optimization Libraries, at Schering's request, during the term of this Agreement (for so long as Pharmacopeia's business operations include preparing and providing libraries and related services), Pharmacopeia shall decode and identify to Schering any Library Compound in such Libraries that demonstrates activity in Schering's screening assays; provided, however,
                                                           --------  -------
Pharmacopeia shall have no obligation (i) to decode more Library Compounds than can reasonably be accomplished by * Pharmacopeia FTEs, in conjunction with their other assigned tasks in the Collaboration. * If Schering requests the decoding of additional Library Compounds during the Collaboration, or requests any decoding after the end of the Collaboration, then Pharmacopeia shall decode such compounds and invoice Schering for the actual direct labor and material costs associated with, and other allocated costs directly required for, such decoding, and Schering shall pay such invoice within * days of receipt.

     2.11  Copies of Libraries.  Until the exhaustion of all copies of a
     -------------------------
particular Library, Schering may provide Pharmacopeia notice that Schering wishes to obtain sets of plates from such Library

__________________
*     CONFIDENTIAL TREATMENT REQUESTED
containing sufficient quantities of compounds to perform an agreed number of assays, and Pharmacopeia will deliver such plates to Schering as soon as practicable; provided, however, that during the term of the Collaboration, Pharmacopeia shall have no obligation to prepare more such Library plates than can reasonably be accomplished by * Pharmacopeia FTEs, in conjunction with their other assigned tasks in the Collaboration. *
If Schering requests the preparation of additional
Library plates during the Collaboration, or requests any preparation of such Library plates after the end of the Collaboration, then Pharmacopeia shall prepare such plates and invoice Schering for the actual direct labor and material costs associated with, and other allocated costs directly required for, such preparation, and Schering shall pay such invoice within * days of receipt. Following the exhaustion of all copies of a Library, Schering may request a further set of plates for any such Library, and the Parties shall negotiate in good faith the terms on which such plates may be provided.

     2.12  Active Compounds.  Any Library Compound identified as meeting the
     ----------------------
definition of an Active Compound through (i) screening of one or more Libraries by Pharmacopeia and/or Schering in the conduct of the Collaboration, or (ii) screening of one or more Libraries by Schering after the term of the Collaboration, shall be an Active Compound. It is understood that no grant of any licenses by Pharmacopeia to Schering, its Affiliates or Sublicensees under
Section 4.1 with respect to any Library Compound shall become effective unless and until Pharmacopeia has received notice that such Library Compound is an Active Compound. Pharmacopeia shall be deemed to have received such notice effective upon receipt of a request by Schering to decode a Library Compound.
In the event that Schering or its Affiliates or Sublicensees identifies, without decoding by Pharmacopeia pursuant to Section 2.10, a particular Library Compound with activity against a Target, Schering shall give Pharmacopeia notice identifying such Library Compound as an Active Compound, which notice shall be effective upon receipt by Pharmacopeia. Notwithstanding the foregoing, any Active Compound that is subject to a license by Pharmacopeia to a Third Party (as set forth in Section 4.5 or 4.9.5) granted prior to the time the Library Compound is decoded as set forth in Section 2.10 above or, with respect to a Library Compound which is not decoded, the time that Pharmacopeia receives actual notice from Schering as set forth in this Section 2.12, shall not be deemed to be licensed to Schering under Section 4.1.

     2.13  Retained Rights.  Subject to the rights and licenses granted to
     ---------------------
Schering hereunder, and the limitations expressly set forth in Section 4.6, Pharmacopeia shall retain ownership of the tangible property embodied in the encoded Discovery Libraries and Optimization Libraries.

     2.14  Pharmacopeia Independent Research Activities.
     --------------------------------------------------

           2.14.1  Activities Outside the Collaboration.  The Parties
           --------------------------------------------
acknowledge that during and after the term of the Collaboration Pharmacopeia may (either alone or in collaboration with one or more Third Parties) perform independent research and development activities with respect to Targets, including, without limitation, to identify, develop and commercialize products, which activities are not within the scope of this Agreement ("Pharmacopeia Independent Technology"). The Parties further acknowledge that Pharmacopeia Independent Technology may include technology independently acquired, discovered or developed by Pharmacopeia (as demonstrated by documented evidence created at the time of such acquisition, discovery or development) and which coincidentally is substantially the same as technology within the scope of Collaboration Technology and/or Schering Technology. Schering shall have no rights or licenses whatsoever to any Pharmacopeia Independent Technology.

           2.14.2  Restrictions on Use of Collaboration Technology.  To the
           -------------------------------------------------------
extent that Pharmacopeia is entitled to use Collaboration Technology under this Agreement for purposes outside

__________________
*     CONFIDENTIAL TREATMENT REQUESTED
the Collaboration, Pharmacopeia will not knowingly use such Collaboration Technology to jeopardize the commercial value of Agreement Products.


                                  ARTICLE III
                           COLLABORATION MANAGEMENT

     3.1   Collaboration Committee.  The Parties shall establish a Collaboration
     -----------------------------
Committee to oversee, review and coordinate the conduct of the Collaboration. The Collaboration Committee shall be comprised of two (2) representatives from each of Schering and Pharmacopeia, or such other equal number of representatives as the Parties may agree, each Party's members selected by that Party. Each of Pharmacopeia and Schering may replace its Collaboration Committee representatives at any time upon written notice to the other Party. The Collaboration Committee shall be chaired by the Collaboration Director appointed by Schering, unless otherwise agreed by the Parties. From time to time the Collaboration Committee may establish various subcommittees, constituted as agreed by the Collaboration Committee, to oversee particular projects or activities within the Collaboration.

     3.2   Design of Libraries; Fresh Libraries.   At Schering's discretion,
     ------------------------------------------
Schering's representatives on the Collaboration Committee may contribute to the development of the design of one or more Discovery Libraries or Optimization Libraries, or contribute particular starting materials for use in synthesis of the Discovery Libraries or Optimization Libraries. Except as set forth in
Section 4.9.5, or as the Parties may otherwise agree in writing, the Libraries made available to Schering under this Agreement shall not have been provided to Third Parties, or screened by Pharmacopeia for itself or for Third Parties. Notwithstanding any other provision of this Agreement, Pharmacopeia shall not be obligated to prepare or deliver to Schering any Library containing one or more compounds previously delivered by Pharmacopeia to any Third Party.

     3.3   Collaboration Committee Meetings.  During the term of the
     --------------------------------------
Collaboration, as it may be extended, the Collaboration Committee shall meet six
(6) times per year, or more often as agreed by the Parties, at such locations as the Parties shall agree. At such meetings the Collaboration Committee will formulate and review the Collaboration objectives with respect to each Collaboration research project (including, without limitation, review and approval of the design of Libraries), monitor the progress of the Collaboration toward those objectives, and take such other actions as may be specified under this Agreement or which the Parties deem appropriate. The Collaboration Committee may designate a patent committee comprised of employees or representatives of the Parties to oversee the patent prosecution and/or enforcement activities described in Article VI, and to facilitate communication and agreement between the Parties regarding inventorship of inventions made in the Collaboration and the classification of such inventions (e.g., as Schering Improvements, Pharmacopeia Improvements, Collaboration Platform Technology, Collaboration Target-Specific Technology, etc.). Additional non-voting representatives or consultants from either Party may from time to time be invited by Schering or Pharmacopeia to attend and participate in Collaboration Committee meetings (e.g., to evaluate and advise on business or scientific issues) subject to compliance with the confidentiality provisions of Section
7.1. Each Party shall be responsible for its own expenses in connection with the Collaboration Committee.

     3.4   Collaboration Committee Decisions.  Decisions of the Collaboration
     ---------------------------------------
Committee shall be based upon the consensus of all the members. In the event that the Collaboration Committee cannot or does not, after good faith efforts, reach agreement on an issue, such issue shall be referred to the respective Presidents of Schering's Affiliate, the Schering-Plough Research Institute ("SPRI"), and Pharmacopeia for resolution. In the event that the Presidents of SPRI and Pharmacopeia are unable to resolve the issue within fifteen (15) business days after submission of the issue to them, then the unresolved issue may be submitted by either Party to binding arbitration pursuant to Section 11.3 of this Agreement, except that the decision shall be made by one (1) arbitrator with expertise in pharmaceutical product development, and the decision of the arbitrator shall be rendered within six (6) months of initiation of the arbitration. During the pendency of any such arbitration proceedings, the Parties shall proceed with performance of the Collaboration following the course of conduct determined by Schering; provided, however, that notwithstanding the foregoing, Pharmacopeia
          --------  -------
shall not be obligated to (i) take any action that would violate its obligations to any Third Party, (ii) spend or forego receiving any amounts of money (except as necessary in connection with the fulfillment of Pharmacopeia's responsibilities under Section 2.3), (iii) conduct any of the activities referred to in Section 2.7 with respect to Reserved Targets, or (iv) knowingly prepare or deliver to Schering any Library containing one or more compounds previously provided to any Third Party. Notwithstanding the foregoing, Schering, in its sole discretion, shall have complete and final control over Schering's research, development and commercialization of Schering Compounds, Agreement Compounds and/or Product(s) in accordance with the terms and conditions of this Agreement.

     3.5   Development Status; Notice of Sale of Products.  During the term of
     ----------------------------------------------------
this Agreement, Schering shall provide Pharmacopeia written semi-annual reports within thirty (30) days after the end of each six (6) month period, providing:
(i) a brief report summarizing the development status of each Lead Compound and/or Development Candidate under development at Schering; (ii) the status of all patent applications claiming any Library Compounds or Derivative Compounds, and (iii) copies of all such patent applications which have published during such six (6) month period and were not previously provided to Pharmacopeia.
Such reports shall contain information sufficient to allow Pharmacopeia to monitor the status of Schering's efforts with respect to the accomplishment of the milestones set forth in Section 5.3; provided, however, that nothing
                                         --------  -------
hereunder shall be construed as requiring Schering to provide Pharmacopeia with any specific research data or results, including, without limitation, information relating to Targets or data obtained from screening programs being conducted at Schering. Until the First Commercial Sale of each Agreement Product by or on behalf of Schering hereunder, Schering shall keep Pharmacopeia reasonably informed as to the status of the pre-clinical, clinical and commercial development of such Agreement Product by providing Pharmacopeia with semi-annual written reports summarizing such activities with respect to each potential Agreement Product under development during the term of this Agreement. Within thirty (30) days of the First Commercial Sale of any Agreement Product, or any SP Product as to which Pharmacopeia is entitled to receive royalty payments hereunder, Schering shall give Pharmacopeia written notice thereof, which notice shall describe the relevant Product, identify the active ingredients in such Product, and identify the specific Target(s) which led to the development of such Product, it being understood that Schering shall identify such Target(s) on a non-coded basis, and shall identify the code(s), if any, used by Schering under this Agreement to identify such Target; provided,
                                                                    --------
however, that nothing herein shall require Schering to disclose to Pharmacopeia
-------
any of Schering's proprietary information which has not been previously publicly disclosed, beyond that which is necessary to satisfy Schering's reporting requirements under this Section 3.5.

     3.6   Diligence.  The Parties acknowledge and agree that all business
     ---------------
decisions regarding research, development and commercialization of Agreement Products including, without limitation, decisions relating to the development and manufacture of Agreement Compounds, or to the design, development, manufacture, sale, price, distribution, marketing and promotion of Agreement Products under this Agreement, and the decision whether to develop a particular Agreement Compound, or to develop and commercialize a particular Agreement Product, shall be within the sole discretion of Schering. Schering shall use reasonable good faith efforts to discover and develop Agreement Compounds, and to discover, develop and commercialize Agreement Products; provided, however,
                                                           --------  -------
that Schering shall have no quotas or other minimum diligence obligations with regard to number of Agreement Compounds and Agreement Products to be developed and commercialized hereunder. Schering's diligence obligations hereunder are expressly conditioned upon the continuing absence of any adverse condition or event which warrants a delay in commercialization of an Agreement Product including, but not limited to, an adverse condition or event relating to the safety or efficacy of the

Agreement Product or unfavorable pricing, pricing reimbursement, labeling or lack of Regulatory Approval, and Schering shall have no obligation to develop or market any such Agreement Product so long as in Schering's opinion any such condition or event exists. Schering shall use commercially reasonable efforts to overcome any unfavorable pricing or pricing reimbursement. The Parties acknowledge and agree that none of the diligence obligations in this Section 3.6 shall apply to any Schering Compounds or SP Products, the discovery, development and commercialization of which are the sole and exclusive responsibility of Schering.

                                  ARTICLE IV

                           LICENSES AND EXCLUSIVITY


     4.1  License to Schering.
     ------------------------

          4.1.1  Compounds and Products.  Pharmacopeia agrees to grant, and
          -----------------------------
hereby grants to Schering an exclusive license under the Pharmacopeia Technology and Pharmacopeia's interest in the Collaboration Technology (exclusive even as to Pharmacopeia and its Affiliates), to make, have made, use, sell, offer to sell, import and export Agreement Products in the Territory. It is understood that such licenses shall include the right to conduct drug research and development, and the exclusive right to discover, develop, make, have made and use Agreement Compounds, during the term of this Agreement.

          4.1.2  Collaboration Target-Specific Technology.  Pharmacopeia agrees
          -----------------------------------------------
to grant, and hereby grants, to Schering an exclusive license (exclusive even as to Pharmacopeia and its Affiliates), under all of Pharmacopeia's interest in the Collaboration Target-Specific Technology for any and all purposes in the Territory, including the right to grant sublicenses.

     4.2  Sublicenses.  Schering shall have the right to sublicense the rights
     ----------------
granted in Section 4.1 above; provided, however, that Schering and its
                              --------  -------
Affiliates shall not provide any Discovery Library or Optimization Library to any Third Party without the prior written consent of Pharmacopeia, except that such consent shall not be required if the Third Party is a contractor or academic collaborator conducting Library screening on behalf of Schering and is not granted, and will not be granted or otherwise acquire, any rights to Agreement Compounds or Agreement Products. Each such sublicense shall be consistent with all the terms and conditions of this Agreement. It is further understood that Schering's Sublicensees shall have no rights under the sublicense granted in Section 4.6 herein, but may make, have made, use, sell, offer to sell, import and export Agreement Products. Schering shall remain responsible to Pharmacopeia for all of each such Sublicensee's applicable financial and other obligations due under this Agreement. Such Sublicensee shall not have the right to grant further sublicenses, and such sublicenses may not be assigned or transferred to any Third Party without the prior written consent of Pharmacopeia. Each sublicense shall provide for its continuation following early termination of the license rights of Schering hereunder and its assignment to Pharmacopeia. Promptly following the execution of each sublicense requiring Pharmacopeia's consent hereunder, Schering shall give Pharmacopeia written notice of the existence and identity of each Sublicensee and identify the Agreement Product(s) sublicensed to such Sublicensee.

     4.3  Direct Affiliate Licenses.  Whenever Schering shall reasonably
     ------------------------------
demonstrate to Pharmacopeia that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Pharmacopeia and such Affiliate, Pharmacopeia will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof and Schering shall guarantee the Affiliate's obligations thereunder and otherwise provide to Pharmacopeia assurances of performance satisfactory to Pharmacopeia. Schering shall reimburse Pharmacopeia for its reasonable attorneys' fees and costs incurred in connection with any such separate license agreement.

     4.4  Collaboration Platform Technology.  Upon conclusion of the
     --------------------------------------
Collaboration Term, Pharmacopeia and Schering each agree to grant, and hereby grant, to the other a co-exclusive license under their respective interests in the Collaboration Platform Technology in the Territory, as follows: (i) Schering and Pharmacopeia may each use such Collaboration Platform Technology for any and all internal uses, including without limitation, in collaboration with Third Parties for drug discovery, and

(ii) neither Pharmacopeia nor Schering may license, sublicense or otherwise transfer the Collaboration Platform Technology to any Third Party.

     4.5  Third Party Rights.
     -----------------------

          4.5.1 Pharmacopeia Third Party Activities. It is understood that Pharmacopeia is in the business of providing combinatorial libraries to Third Parties, and that Pharmacopeia will grant such Third Parties rights after the Effective Date to acquire licenses for compounds derived from such libraries similar to Schering's rights under this Article IV. Notwithstanding the licenses granted to Schering under Section 4.1 above, it is possible that a Third Party may acquire rights from Pharmacopeia with respect to one or more compounds of which Pharmacopeia is a sole or joint owner, which compounds were made and designed independently of Pharmacopeia's activities in the Collaboration; accordingly, Pharmacopeia's grant of rights under Section 4.1 is limited to the extent that (i) a Third Party (either alone or jointly with Pharmacopeia) has filed a patent application with respect to such a compound prior to the filing by Schering (either alone or jointly with Pharmacopeia) of a patent application with respect to such a compound, or (ii) Pharmacopeia has previously granted a Third Party a license, an option to acquire a license, a right of first negotiation, field exclusivity, or a non-competition covenant with respect to such a compound, and is subject to any such grant of rights to a Third Party.

          4.5.2  No Liability.  It is understood and agreed that, even if
          -------------------
Pharmacopeia complies with its obligations under this Agreement, compounds provided to Third Parties in the course of Pharmacopeia's other business activities may result in Third Party patent applications and patents, including patent applications and patents owned by such Third Parties, or owned jointly by Pharmacopeia and such Third Parties, which could conflict with patent applications and patents owned by Schering, or jointly owned by Schering and Pharmacopeia hereunder. Pharmacopeia shall use reasonable efforts to avoid such conflict, which efforts shall be comparable to those used by Pharmacopeia in performing similar obligations under its agreements with Third Parties. It is understood that, unless Schering is damaged as a proximate result of a material breach by Pharmacopeia of Section 4.9, or of any of the representations and warranties in Article VIII, then Pharmacopeia shall have no liability under this Agreement with respect to any such conflict.

          4.5.3  Pharmacopeia Reports to Schering On Third Party Rights.  During
          -------------------------------------------------------------
the period from the Effective Date until the First Commercial Sale of an Agreement Product, within thirty (30) days of a written demand by Schering concerning a Pharmacopeia license to a Third Party of a patent application owned or co-owned by Pharmacopeia, Pharmacopeia shall, to the extent it may do so without breaching any contractual or other legal obligation, provide Schering with a statement explaining why the invention(s) claimed in the patent application or technology licensed to such Third Party is independent of Pharmacopeia's activities in the Collaboration. Such statement shall be supported by written records kept in the ordinary course of business consistent with pharmaceutical industry standards, provided that such records need not be provided to Schering at the time of providing such statement, but may have to be provided pursuant to Section 11.3. Such information shall be deemed Confidential Information of Pharmacopeia pursuant to this Agreement.

     4.6  Columbia Sublicense.  Pharmacopeia agrees to grant, and hereby grants,
     ------------------------
to Schering a non-exclusive sublicense, without the right to sublicense, under the Columbia License, to make, have made, use, offer to sell, sell, import and export Agreement Products in the Territory, (including, without limitation, the right to decode Library Compounds). It is understood and agreed that such sublicenses do not include the right to create, make or have made encoded combinatorial libraries or use methods or processes relating to the preceding, except as expressly provided in this Agreement. It is further understood and agreed that Schering's right to decode Library Compounds, as granted hereunder, shall only be exercisable in the event that Pharmacopeia is unable or unwilling to provide decoding services to Schering, in which event Pharmacopeia shall promptly provide to Schering the technology and know-how necessary to perform such decoding.

     4.7  Collaboration Research Activities.  Schering agrees to grant, and
     --------------------------------------
hereby grants, to Pharmacopeia a royalty-free, non-exclusive license under (i) Schering's interest in the Collaboration Technology, and (ii) any Schering Technology which Schering, in its sole discretion, reasonably determines is necessary or useful for Pharmacopeia's performance of the Collaboration, in each case to use during the term of the Collaboration and solely in performance of the Collaboration such intellectual property of Schering (including, without limitation, research materials and reagents, as are reasonably necessary or useful to assay compounds in certain Optimization Libraries, to be selected by Schering, for activity against the applicable Target). Pharmacopeia will not be required to pay any fees to use such intellectual property, but will as a condition precedent to such use execute any consents or sublicenses required by any Schering licensor. Pharmacopeia shall not be required to execute any unreasonable consents or licenses and will not be in breach of this Agreement for failure to do so.

     4.8  Pharmacopeia's Use of Library Compounds for Quality Control.
     ----------------------------------------------------------------
Notwithstanding Section 4.1 above or Section 4.9 below, and subject to the other applicable provisions of this Agreement, Pharmacopeia shall retain the right under the Collaboration Technology to make, have made and use Library Compounds solely for Pharmacopeia's internal quality control purposes, provided that such
           --------------
rights shall not include the right to conduct any research other than quality control research on any individual Library Compounds. Pharmacopeia agrees to use reasonable efforts not to conduct quality control research pursuant to this
Section 4.8 which would adversely affect Schering's ability to commercialize Agreement Products or which would jeopardize the commercial or research value of the Collaboration Technology.

     4.9  Library Exclusivity.
     ------------------------

          4.9.1  Optimization Libraries.  Schering shall have exclusivity with
          -----------------------------
respect to all Optimization Libraries, as follows: Pharmacopeia shall not * for any purpose, * for any purpose. Solely to ensure such exclusivity Pharmacopeia agrees to *. This Section 4.9.1 shall survive the termination or expiration of this Agreement.

          4.9.2  SP Discovery Libraries.  Schering shall have exclusivity with
          -----------------------------
respect to all SP Discovery Libraries, as follows: Pharmacopeia shall not * for any purpose, * for any purpose. Solely to ensure such exclusivity, Pharmacopeia agrees to *. This Section 4.9.2 shall survive the termination or expiration of this Agreement.

          4.9.3  Collaboration Discovery Libraries.  To provide Schering a
          ----------------------------------------
period of exclusivity for screening of the Collaboration Discovery Libraries provided to Schering hereunder, Pharmacopeia agrees that until the termination of the Exclusivity Period for a Collaboration Discovery Library, including as such period may be extended, Pharmacopeia shall not * for any purpose, *

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

          * for any purpose.  The
undertakings in this Section 4.9.3 shall be in addition to and not in derogation of any undertakings of Pharmacopeia expressly set forth in the other terms of this Agreement with respect to Collaboration Discovery Libraries, Agreement Compounds and Agreement Products. Solely to ensure such exclusivity, Pharmacopeia agrees to *. Upon expiration of the applicable Exclusivity Period with respect to a Collaboration Discovery Library, including as it may be extended pursuant to Section 4.9.4, below, the *; provided, however, that Pharmacopeia's rights shall be subject to Schering's rights to Active Compounds and to the provisions of Section 4.9.5 below.

          4.9.4  Extension of Exclusivity for Collaboration Discovery Libraries.
          ---------------------------------------------------------------------
Schering shall have the right, in its sole discretion, to extend the Exclusivity Period with respect to any particular Collaboration Discovery Library for successive * year periods by notifying Pharmacopeia no later than sixty (60) days prior to the date on which such Exclusivity Period will expire, and concurrently paying to Pharmacopeia a maintenance fee of*
for each such Collaboration Discovery Library.  In the event that
Schering has paid to Pharmacopeia milestone payments totaling * with respect to Library Compounds contained in any given Collaboration Discovery Library and/or Derivative Compounds derived from such Library Compounds, Schering's exclusivity with respect to such Collaboration Discovery Library shall become perpetual and irrevocable; provided, however, that if the Exclusivity Period for such
             --------  -------
Collaboration Discovery Library has lapsed prior to the payment of such milestone payments totaling *, then such exclusivity shall be subject to and limited by (i) applicable rights, if any, granted to Third Parties during any period of co-exclusive rights as set forth in Section 4.9.5, and (ii) Pharmacopeia's rights regarding the Library Compounds identified before such time in an "Outlicensing Notice" as set forth in Section 4.9.5.

          4.9.5  Co-Exclusive Collaboration Discovery Libraries.  Following the
          -----------------------------------------------------
expiration of the Exclusivity Period (including any extensions thereof) for any given Collaboration Discovery Library, Pharmacopeia shall have the right to *; provided, however, that Pharmacopeia shall not *. If after the expiration of the
--------  -------
applicable Exclusivity Period, Pharmacopeia *

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

*

     4.10  No Other Products.  With the exception of (i) any Schering Compounds
     -----------------------
which are the same as a Library Compound and with respect to which Schering notifies Pharmacopeia in writing prior to finalization by the Collaboration Committee of the design the relevant Library, or (ii) as otherwise agreed or specifically provided in the terms of this Agreement, neither Schering nor its Affiliates or Sublicensees shall commercialize any Library Compound, Active Compound, Derivative Compound, or other composition-of-matter claimed in patent applications filed, or patents issued, under Article VI which claim an Active Compound or Derivative Compound, other than as an Agreement Product in accordance with this Agreement.

     4.11  License Grant Back for Abandoned Agreement Compounds.  In the event
     ----------------------------------------------------------
that Pharmacopeia acquires rights to patent applications and/or patents claiming any Agreement Compounds pursuant to Section 6.3.5, Schering agrees to grant and hereby grants to Pharmacopeia an exclusive license to make, have made, use, sell, offer for sale, import and export products containing such Agreement Compounds, in the Territory; provided, however, that such license shall be
                             --------  -------
limited to the general therapeutic area identified for the relevant Optimization Library in accordance with Section 2.9.4. Schering will retain the rights to such Agreement Compounds for all other therapeutic uses.


                                   ARTICLE V
                                   PAYMENTS

     5.1   Payments By Schering.  In partial consideration for Pharmacopeia's
     --------------------------
conducting research activities in the Collaboration and the rights and licenses granted Schering herein, Schering agrees to pay to Pharmacopeia the amounts set forth in Sections 5.2, 5.3 and 5.4.

     5.2   Collaboration Funding.
     ---------------------------

           5.2.1  Funding During Year One.  Schering shall pay to Pharmacopeia
           ------------------------------
research funding for the Collaboration at a rate of * per FTE during the first year of the Collaboration based upon the actual number of Pharmacopeia FTEs

__________________

*     CONFIDENTIAL TREATMENT REQUESTED
assigned to the Collaboration as set forth in Section 2.5.1, plus any additional FTEs agreed upon by the Parties under Section 5.2.3.

          5.2.2  Funding During Subsequent Years.  Schering shall pay to
          --------------------------------------
Pharmacopeia research funding for the Collaboration at a rate of *, plus any adjustment pursuant to Section 5.2.5, per FTE during each subsequent year of the Collaboration, other than the final year of the Collaboration, based upon the actual number of Pharmacopeia FTEs assigned to the Collaboration as set forth in Section 2.5.1, plus any additional FTEs agreed upon by the Parties under Section 5.2.3.

          5.2.3  Increased FTE Requirements.  In the event that the Parties
          ---------------------------------
agree that additional FTEs are necessary to meet unanticipated increases in workload under the Collaboration, the Parties may agree to add additional Pharmacopeia FTEs, which shall be provided at the then current FTE rate.

          5.2.4  Wind-Down in Final Year.  In the final year of the
          ------------------------------
Collaboration (i.e., year five if the Collaboration is not extended), Pharmacopeia shall have the right, starting at the end of the second quarter of the final year, to remove FTEs from the Collaboration during the remainder of the term of the Collaboration. The foregoing notwithstanding, the Parties agree that the minimum number of Pharmacopeia FTEs assigned to the Collaboration at the end of the third and fourth quarters of the fifth year of the Collaboration shall be * and *, respectively. It is understood and agreed that, except as the Parties may otherwise agree, Schering shall pay Pharmacopeia for * FTEs (at the then-current FTE rate, as adjusted) for the first three quarters of the final year, and for * FTEs during the fourth quarter of the final year. In the event that Schering requests additional Pharmacopeia manpower be available to the Collaboration during the final year of the Collaboration (i.e., in excess of the numbers set forth in the second sentence of this Section 5.2.4), Schering shall, in addition to payment for such FTEs (at the then-current rate) during the Collaboration, pay an additional wind-down fee per additional FTE at * of the then-current FTE rate, which shall be payable in two equal payments due on the first day of each of the first and second quarter of the year following the end of the Collaboration.

          5.2.5  Annual FTE Rate Adjustments.  Starting on January 1, 2000, and
          ----------------------------------
annually thereafter during the term of the Collaboration, the FTE rate to be paid by Schering shall be adjusted to account for increases in salaries and other costs. The annual FTE rate adjustment shall be determined based upon: * of the percentage increase in the SIRS Salary Survey (Biotech Sector)
over the previous one (1) year period; and * of the percentage
increase in the        Consumer Price Index over the previous one (1) year
period; provided, however, that the first adjustment shall account for such
        --------  -------
increases over a two (2) year period.

          5.2.6  Quarterly Adjustment.  At the conclusion of each quarter,
          ---------------------------
Pharmacopeia will calculate the actual number of FTEs provided by Pharmacopeia during that quarter and calculate any difference between the actual number of FTEs provided by Pharmacopeia and the number prepaid by Schering. Any overpayment or underpayment shall be reflected as a credit or additional charge, as the case may be, in the next quarterly invoice as per Section 5.2.7 below, and in the event that no further quarterly payments are due under this Section 5.2, then (i) any underpayment shall be paid by Schering to Pharmacopeia within
* business days of receiving notice and invoice therefor, or (ii) Pharmacopeia shall within * days reimburse Schering for any overpayment.

          5.2.7  Manner of Payment.  Funding for the Collaboration under this
          ------------------------
Section 5.2 shall be payable quarterly in advance on the first day of each calendar quarter, except that payment for the calendar quarter beginning on the
Collaboration Effective Date shall be due within *     business days of the
Effective Date. Pharmacopeia shall send an invoice therefor to Schering * business days prior to the end of the preceding quarter, and Schering shall pay such invoiced amounts.

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

The invoice will indicate the number of Pharmacopeia FTEs to be assigned to the Collaboration for such quarter and any adjustment from the prior quarter as determined in accordance with Section 5.2.6. The Collaboration funding payment for the first quarter of 1999 shall be due within * business days of January 1, 1999. Schering will use commercially reasonable efforts during each calendar year during the term of the Collaboration to pay its first calendar quarter Collaboration funding payments to Pharmacopeia on or before the * day of January; provided, however, that in the event Schering is unable to complete
         --------  -------
such payment, payment by Schering on or before the * day of January in such calendar year shall not constitute a breach or default by Schering.

     5.3  Milestone Payments.
     -----------------------

          5.3.1  Events and Amounts.
          -------------------------

                 (a)  Discovery Library Milestones.  Schering agrees to pay to
                 ---------------------------------
Pharmacopeia the following amounts upon attainment, by or on behalf of Schering, its Affiliates or Sublicensees, of the indicated milestones with respect to Agreement Products arising from a Discovery Library where no Optimization Library was prepared:

           (i)   identification of a Lead Compound *;


           (ii)  * upon nomination of a Development Candidate;

           (iii) * upon the filing and Acceptance of an IND or its equivalent;

           (iv) * upon initiation of treatment of the first patient in a Phase III clinical study;

           (v)   * upon filing and Acceptance of an NDA with the FDA; and

           (vi)  * upon Regulatory Approval in the Territory.

                 (b) Optimization Library Milestones.  Schering agrees to pay to
                 -----------------------------------
Pharmacopeia the following amounts upon attainment, by or on behalf of Schering, its Affiliates or Sublicensees, of the indicated milestones with respect to Agreement Products arising from an Optimization Library or from a Discovery Library where an Optimization Library was prepared:

           (i)   identification of a Lead Compound *;

           (ii)  * upon nomination of a Development Candidate;

           (iii) * upon the filing and Acceptance of an IND or its equivalent;

           (iv) * upon initiation of treatment of the first patient in a Phase III clinical study;

           (v)   * upon filing and Acceptance of an NDA with the FDA;  and

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

           (vi)  * upon Regulatory Approval in the Territory.

It is understood and agreed that all amounts payable under this Section 5.3.1 are in addition to any milestone payments that may be due to Pharmacopeia under the terms of the International Agreement.

          5.3.2  Lead Compound.  A "Lead Compound" shall be deemed to have been
          --------------------
identified at such time as Schering, its Affiliates or Sublicensees initiates a program of medicinal chemistry optimization with respect to an Agreement Compound. Within thirty (30) days after the initiation of such a program, Schering shall notify Pharmacopeia thereof, which notification will include identification of the applicable Target(s) (in coded form only) and the general therapeutic area relevant to such Target.

          5.3.3  Development Candidate.  A Development Candidate shall have been
          ----------------------------
deemed to have been nominated upon the earlier of the date (i) the Schering-Plough Research Institute Project Assessment Committee or its successor approves proceeding with full development of such compound, or (ii) Schering (or its Affiliate) initiates in vivo toxicology trials necessary, and meeting U.S. FDA
                     -------
(or corresponding European or Japanese) standards, for obtaining approval for use of such Agreement Compound in human clinical trials. Within thirty (30) days after the nomination of a Development Candidate, Schering shall notify Pharmacopeia thereof, which notification will include identification of the applicable Target(s) (in coded form only) and the general therapeutic area relevant to such Target.

          5.3.4  Manner of Payment.  All payments made to Pharmacopeia by
          ------------------------
Schering pursuant to Section 5.3.1(a) or (b) shall be due within * days after the achievement of the corresponding milestone and shall be nonrefundable and not creditable against other amounts due to Pharmacopeia. The payments provided for under this Section 5.3 shall only be payable once upon the first achievement of the indicated milestone with respect to an Agreement Compound and/or Agreement Product developed against a particular Target and no additional payments shall be due on subsequent or repeated achievement of the same milestone for another Agreement Compound and/or Agreement Product developed against the same Target. No milestones shall be payable under this Section 5.3 with respect to any compounds or products other than Agreement Compounds and Agreement Products.

          5.3.5  Announcement of Milestones.  The Parties acknowledge and agree
          ---------------------------------
that the achievement of a milestone under Section 5.3.1(a) or 5.3.1(b) may, at Pharmacopeia's discretion, be the subject of a press announcement, in accordance with the terms of Section 7.4 of this Agreement, and irrespective of the payment, if any, associated therewith.

     5.4  Royalties.  In partial consideration for the Library exclusivity,
          ---------
know-how licenses, patent licenses and other rights granted to Schering hereunder, Schering shall pay royalties to Pharmacopeia based upon the sales of Products in the Territory. The parties acknowledge and agree that, except as expressly set forth herein, Schering's obligation to pay such royalties is not conditioned upon the existence of patent protection for the Products.

          5.4.1  Base Royalty.  Schering shall pay to Pharmacopeia running
          ------------------
royalties on Net Sales of Products by Schering, its Affiliates and Sublicensees, as follows:

           (i) * of Net Sales of Agreement Products where the Agreement Compound in such Agreement Product (A) was contained in an Optimization Library based upon an Active Compound that was contained in a Discovery Library or (B) is a Derivative Compound derived from an Active Compound in such Optimization Library.

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

           (ii) * of Net Sales of Agreement Products where the Agreement Compound in such Agreement Product (A) was contained in an Optimization Library based on a compound, other than a Library Compound, identified by Schering in an internal Schering research program or obtained from a Third Party source or (B) is a Derivative Compound derived from an Active Compound in such Optimization Library.

           (iii) * of Net Sales of Agreement Products where the Agreement Compound in such Agreement Product (A) was contained in a Discovery Library; (B) is a Derivative Compound, made by Schering, derived from an Active Compound in a Discovery Library, and no Optimization Library was made based on such Active Compound; (C) was contained in an Optimization Library and identified through Schering's screening of such Optimization Library against a Target other than the specific Target(s) for which the Optimization Library was prepared; or
                 (D) is a Derivative Compound derived from an Active Compound identified through Schering's screening of an Optimization Library against a Target other than the specific Target(s) for which the Optimization Library was prepared.

           (iv) * of Net Sales of SP Products containing a Schering Compound active against any Target for which the Collaboration prepared an Optimization Library leading to the discovery of an Agreement Compound claimed in a patent or patent application owned or controlled by Schering.


          5.4.2  Royalty Term for Agreement Products.  Schering's obligation to
          ------------------------------------------
pay royalties to Pharmacopeia under Sections 5.4.1(i), 5.4.1(ii) and 5.4.1(iii) shall continue for each Agreement Product until the date which is the later of
(i) * years after the first commercial sale of such Product in the Territory by Schering, its Affiliates or Sublicensees or (ii) the expiration of the last to expire issued patent within the Pharmacopeia Technology or Collaboration Technology containing any claim which would be infringed by making, using or selling the applicable Agreement Product in the Territory in the absence of the license grants in this Agreement and provided that the claims of such patent which would be so infringed are not declared invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal can be or is taken.

          5.4.3  Royalty Terms for SP Products.  Schering's obligation to pay
          ------------------------------------
royalties to Pharmacopeia under Section 5.4.1(iv) shall continue for each SP Product until the expiration of the last to expire issued patent in the Territory within the Pharmacopeia Technology, Schering Technology or Collaboration Technology containing a composition-of-matter claim which would be infringed by making, using or selling one or more Agreement Compounds active against the same Target as such SP Product and which were discovered based upon an Optimization Library prepared against such Target, and provided that the claims of such patent are not declared invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal can be or is taken. Notwithstanding the foregoing, in the event that Schering abandons or ceases to maintain such patent (or the relevant patent application) on or after the date on which Phase III clinical trials with the SP Product are initiated by or on behalf of Schering, its Affiliates of Sublicensees, then Schering shall be obligated to pay royalties to Pharmacopeia under Section 5.4.1(iv) with respect to such SP Product at a * rate of * , which obligation shall continue until the
date which is                         * years after the first commercial sale of
such SP Product in the Territory by Schering, its Affiliates or Sublicensees; provided, however that Schering shall have no such royalty payment obligation
--------  -------
with respect to any such patent which was declared invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal can be or is taken, or in the case of

__________________

*     CONFIDENTIAL TREATMENT REQUESTED
a patent application which was the subject of a final and unappealable determination of unpatentability by the relevant governmental authority in the Territory.

          5.4.4  Single Royalty; Non-Royalty Sales.  No royalty shall be
          ----------------------------------------
payable under Section 5.4.1 above with respect to sales of Products among Schering, its Affiliates and Sublicensees for resale; however, a royalty shall be payable upon such resale by Schering's Affiliates and Sublicensees. In no event shall more than one royalty be due hereunder with respect to any Product unit even if covered by more than one patent included in the Pharmacopeia Technology or Collaboration Technology. It is understood and agreed that if a Product is manufactured outside the Territory and sold in the Territory, a royalty shall be due hereunder on Net Sales of such Product in the Territory. No royalties shall accrue on the disposition of any Product in reasonable quantities by Schering, its Affiliates or its Sublicenses as samples (promotional or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) or for clinical studies.

          5.4.5  Third Party Royalties.
          ----------------------------

                 (a)   Schering Responsibilities.  Schering shall be responsible
                       -------------------------
for the payment of any royalties due to licenses obtained from Third Parties relating to the manufacture, use, marketing, sale or distribution of Products by Schering, its Affiliates or Sublicensees under the Collaboration Technology, Pharmacopeia Technology or Schering Technology (except for any payments due to Columbia University pursuant to the Columbia License, which shall be the responsibility of Pharmacopeia).

                 (b)   *.  Notwithstanding Section 5.4.5(a) above,
                 -------
if a Third Party alleges that the manufacture, use or sale of a Product infringes its patents, based solely on the practice of the Pharmacopeia Enabling Technology used by Pharmacopeia in connection with the encoding or decoding by Pharmacopeia of Libraries pursuant to the performance of this Agreement, * Any settlement of any infringement claim or action that would require the payment of any royalty to a Third Party shall require the mutual agreement of Schering and Pharmacopeia, except that if the Parties cannot promptly reach agreement they shall appoint an independent patent counsel reasonably acceptable to each of them to give an opinion, which will be binding as between the Parties, as to whether the Third Party patent is valid and if so whether it is infringed, and the parties shall have no further recourse to dispute such opinion (including , without limitation, the provisions of Section 11.3, which shall not apply). If it is the independent patent counsel's opinion that the patent is valid and infringed by the sale of such Agreement Product, solely due to Pharmacopeia's practice of the Pharmacopeia Enabling Technology in connection with the encoding or decoding of Libraries pursuant to the performance of this Agreement, Schering may settle the matter in its sole discretion on such terms as it deems appropriate, provided that such settlement does not contain an admission or acknowledgment of infringement or invalidity.

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

          5.4.6  Compulsory Royalty Reductions.  If the royalties set forth
          -----------------------------------
herein are higher than the maximum royalties permitted by the law or regulation in any country or territory or possession thereof in the world, the royalty payable for sales in such country, territory or possession shall be equal to the maximum permitted royalty under such law or regulations.

          5.4.7  Royalty Overpayment.  In the event Schering pays Pharmacopeia
          --------------------------
royalties in excess of the amounts due under Section 5.4.1 herein, Schering shall promptly notify Pharmacopeia providing a written explanation of the amount of overpayment. Any such overpayment shall be fully creditable against royalties subsequently due hereunder.

     5.5  Reports; Payment of Royalty; Payment Exchange Rate and Currency
     --------------------------------------------------------------------
Conversions.
-----------

          5.5.1  Royalty Reports and Payments.  After the First Commercial Sale
          -----------------------------------
of an Agreement Product or SP Product on which royalties are payable by Schering, its Affiliate or Sublicensees hereunder, Schering shall make quarterly written reports to Pharmacopeia within * days after the end of each calendar quarter, stating in each such report separately for Schering and each of its Affiliates and Sublicensees the number, description, and aggregate Net Sales by country of each Product sold during the calendar quarter upon which a royalty is payable under Section 5.4 above. Subject to any reductions permitted pursuant to the express terms of this Agreement, concurrently with the making of such reports, Schering shall pay to Pharmacopeia royalties at the rates specified in
Section 5.4.1.

          5.5.2  Payment Method.  All payments due under this Agreement shall be
          ---------------------
made by bank wire transfer in immediately available funds to an account designated by Pharmacopeia. All payments hereunder shall be made in U.S. dollars. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest, calculated on the number of days such payment is delinquent, at the lesser of: (i) the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional *, or (ii) the maximum rate permitted by applicable law.

          5.5.3  Place of Royalty Payment and Currency Conversions.  Royalties
          --------------------------------------------------------
shall be deemed payable by the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Royalty payments shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales occurs shall be in accordance with the policy set forth in Exhibit A hereto. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the Parties shall consult with a view to finding a prompt and acceptable solution, and Schering or its designated Affiliates will, from time to time, deal with such monies as Pharmacopeia may lawfully direct at no additional out-of-pocket expense to Schering. Notwithstanding the foregoing, if royalties in any country cannot be remitted to Pharmacopeia for any reason within six (6) months after the end of the calendar quarter during which they are earned, then Schering shall be obligated to deposit the royalties in a bank account in such country in the name of Pharmacopeia.

     5.6  Maintenance of Records; Audits.
     -----------------------------------

          5.6.1  Records; Inspection.  Schering and its Affiliates shall keep
          --------------------------
complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement, which books and records shall be maintained in accordance with Schering's records retention policies. Upon prior written notice from Pharmacopeia, Schering shall, within a period not to exceed forty-five (45) days, permit an independent certified public accounting firm of nationally recognized standing selected by Pharmacopeia and reasonably acceptable to Schering, at

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

Pharmacopeia's expense, to have access during normal business hours to examine pertinent books and records of Schering and/or its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. The examination shall be limited to pertinent books and records for any calendar year ending not more than * months prior to the date of such request. Such inspections may be made no more than once each calendar year. In the event that the accounting firm correctly concludes that a variation or error has occurred resulting in an underpayment of royalties by Schering of * or more of the amount actually due for the period covered by the inspection, Schering shall pay to Pharmacopeia such additional amounts, as well as the costs relating to the inspection, within * days of receipt of an invoice for such amounts. Any overpayment of royalties by Schering discovered through such audit shall be fully creditable against royalties subsequently due hereunder. Schering may designate competitively sensitive information which such auditor may not disclose to Pharmacopeia; provided, however, that such designation shall not
                          --------  -------
encompass the auditor's conclusions. The accounting firm shall disclose to Pharmacopeia only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Pharmacopeia. The accounting firm employees shall sign confidentiality agreements acceptable to Schering as a condition precedent to their inspection. Schering shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to Schering, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Pharmacopeia's independent accountant to the same extent required of Schering under this Agreement. Upon expiration of the * month period immediately following the receipt by Pharmacopeia of Schering's fourth quarter royalty report for a given calendar year in accordance with Section 5.5.1, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Pharmacopeia, and Schering, its Affiliates and its Sublicensees shall be released from any liability or accountability with respect to royalties for such year, except for instances of fraud or other intentional misconduct by Schering.

     5.7  Coordination With Payments under International Agreement.  The
     -------------------------------------------------------------
milestones and royalties payable by Schering under Sections 5.3 and 5.4 are in consideration for the rights and licenses granted to Schering under this Agreement and are in addition to any amounts payable to Pharmacopeia under the International Agreement. It is understood and agreed that, with respect to the specific milestones payable under Sections 5.3.1(a)(ii)-(iv) and 5.3.1(b)(ii)-
(iv), the occurrence of the same milestone event will result in milestone payment obligations under both this Agreement and the corresponding provisions of the International Agreement.

     5.8  Tax Matters.
     ----------------

          5.8.1  Withholding Taxes.  All royalty amounts required to be paid to
          ------------------------
Pharmacopeia pursuant to this Agreement shall be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States ("Withholding Taxes") to the extent Pharmacopeia and/or its Affiliates or their successors has the lawful rights to utilize the Withholding Taxes paid by Schering as a credit against Pharmacopeia's and/or its Affiliates regular U.S. tax liability. Schering shall provide Pharmacopeia documentation evidencing payment of any Withholding Taxes hereunder in a manner that is satisfactory for purposes of the U.S. Internal Revenue Service. Any Withholding Taxes paid when due hereunder shall be for the account of Pharmacopeia and shall not be included in the calculation of Net Sales.
Payments of Withholding Taxes made by Schering pursuant to this Section 5.8.1 shall be made based upon financial information provided to Schering by Pharmacopeia, and to the extent that such information is incorrect Pharmacopeia shall be liable for any deficiency, and any fine, assessment or penalty imposed by any taxing authority in the Territory for any deficiency in the amount of any such Withholding Taxes, or the failure to make payment of Withholding Taxes, based upon such incorrect information. If Schering is required to pay any such deficiency, or any fine,

__________________

*     CONFIDENTIAL TREATMENT REQUESTED
assessment or penalty for any such deficiency based upon such incorrect information (except to the extent caused by Schering's gross negligence or willful misconduct), Pharmacopeia shall promptly reimburse Schering for such payments, which shall not be included in the calculation of Net Sales.

          5.8.2  Sales Taxes.  Any sales taxes, use taxes, transfer taxes or
          ------------------
similar governmental charges required to be paid in connection with the transfer of the Discovery Libraries and Optimization Libraries shall be the sole responsibility of Schering. In the event that Pharmacopeia is required to pay any such amounts, Schering shall promptly remit payment to Pharmacopeia of such amounts.

     5.9  Product Development Costs.  Schering shall, at Schering's expense, be
     ------------------------------
responsible for conducting all development of Agreement Compounds, Agreement Products, Schering Compounds and SP Products, and all commercialization of Products.

                                  ARTICLE VI
                            PATENTS AND INVENTIONS

     6.1  Ownership of Schering Technology and Pharmacopeia Technology.  It is
     -----------------------------------------------------------------
understood and agreed that (i) Schering shall own all Schering Technology including, without limitation, Schering Improvements, and (ii) Pharmacopeia shall own all Pharmacopeia Technology including, without limitation, Pharmacopeia Improvements, and all Pharmacopeia Enabling Technology.

     6.2  Ownership of Collaboration Technology.  The Parties anticipate that
     ------------------------------------------
the Collaboration may result in new inventions, discoveries and innovations, as well as improvements to existing technologies, whether patentable or not, within the Collaboration Technology. Ownership of Collaboration Technology shall be determined based upon U.S. Patent Laws and the following guidelines; provided,
                                                                     --------
however, that ownership rights to all Collaboration Technology shall be subject
-------
to the applicable licenses and other rights granted under Article IV of this Agreement.

                 (a)  Inventions by Schering Employees. Title to all
                 -------------------------------------
Collaboration Technology invented solely by employees of Schering working on the Collaboration at Pharmacopeia shall be deemed to be owned by Schering.

                 (b)  Inventions by Pharmacopeia Employees. Title to all
                 -----------------------------------------
Collaboration Technology invented solely by employees of Pharmacopeia shall be deemed to be owned by Pharmacopeia.

                 (c)  Joint Inventions. Title to all Collaboration Technology
                 ---------------------
invented jointly by one or more employees of Schering working on the Collaboration at Pharmacopeia, and one or more employees of Pharmacopeia shall be deemed to be jointly owned by Schering and Pharmacopeia.

     6.3  Filing, Prosecution and Maintenance of Patents.
     ---------------------------------------------------

          6.3.1  Collaboration Technology.  Schering shall have the right to
          -------------------------------
prepare, file, prosecute and maintain in such countries as it deems appropriate in its discretion, at its own expense and upon appropriate consultation with Pharmacopeia, patent applications and patents, and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto within the Collaboration Technology (excluding Collaboration Platform Technology), and Pharmacopeia shall give reasonable cooperation in connection therewith, at Schering's request and expense. In the event that Schering does not file a patent or patent application claiming an invention within such Collaboration Technology, or if it ceases to so prosecute, maintain, conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto relating to such an invention, Pharmacopeia shall have the right, in its sole discretion, to undertake such activities at its own expense, and Schering shall give reasonable cooperation in connection therewith, at Pharmacopeia's expense.

          6.3.2  Collaboration Platform Technology.  Before filing any patent
          ----------------------------------------
application claiming any invention within the Collaboration Platform Technology, the Parties shall discuss whether and how to proceed with the filing, prosecution, and maintenance of such patent, as well as the conduct of any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto. The Parties shall share equally the costs of such activities, unless one Party notifies the other in writing that is does not wish to pay for its share of such activities, in which event the other Party shall have the right to proceed at its own expense, and the Party declining to pay for such costs shall have no further license, on a patent-by-patent and country-by-country basis, to practice the Collaboration Platform Technology claimed in any issued, valid and enforceable patent for which the Party did not pay such costs.

          6.3.3  Schering Technology.  Schering shall have the right to prepare,
          --------------------------
file, prosecute and maintain in such countries as it deems appropriate in its discretion, at its own expense, patent applications and patents, and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto within the Schering Technology and Pharmacopeia shall give reasonable cooperation in connection therewith, at Schering's request and expense.

          6.3.4  Pharmacopeia Technology.  Pharmacopeia shall have the right to
          ------------------------------
prepare, file, prosecute and maintain in such countries as it deems appropriate in its discretion, at its own expense, patent applications and patents, and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto within the Pharmacopeia Technology, as well as any Pharmacopeia Enabling Technology, and Schering shall give reasonable cooperation in connection therewith, at Pharmacopeia's request and expense.

          6.3.5  Pharmacopeia's Rights Regarding Patents Relating to Agreement
          --------------------------------------------------------------------
Compounds.  In the event that Schering does not file a patent application in the
---------
Territory claiming an Agreement Compound (arising from an Optimization Library) as a composition-of-matter, within two (2) years after the later of (1) the decoding of the first Active Compounds in such Optimization Library (after the entire Optimization Library has been screened), or (2) the filing of a patent application claiming one or more Schering Compounds, where such Agreement Compounds, Active Compounds and Schering Compounds are all active against the Target for which the relevant Optimization Library was prepared, it shall promptly notify Pharmacopeia to that effect in writing, and Pharmacopeia shall thereafter have the right to prepare, file, prosecute, maintain and defend such patent applications, and any patents arising therefrom, in the Territory, all at Pharmacopeia's expense. Schering shall use diligent efforts (i) to provide such notice to Pharmacopeia in a timely manner, and (ii) not to take any actions (including publication) with respect to such Agreement Compounds, that would prejudice the patentability of such Agreement Compounds. Schering shall have no rights or licenses under such patent applications and/or patents, which shall be deemed to be Pharmacopeia Independent Technology. Schering shall grant back to Pharmacopeia the licenses set forth in Section 4.11, with respect to any such Agreement Compounds, and shall have no royalty obligations under Section 5.4.1(iv) with respect to sales of any SP Products in the Territory active against the relevant Target. Notwithstanding the foregoing, the provisions of this Section 6.3.5 shall not apply with respect to any Agreement Compounds which the parties agree are unpatentable under U.S. Patent Laws.

     6.4  Cooperation.
     ----------------

          6.4.1  Cooperation.  Upon request, and at the requesting Party's
          ------------------
expense, each of Pharmacopeia and Schering shall provide the other Party reasonable assistance to prepare, file, prosecute and maintain patents and patent applications covering any Collaboration Technology, Schering Improvements or Pharmacopeia Improvements which the requesting Party has the right to file. Reasonable assistance shall include, without limitation, providing the requesting Party with necessary or useful data and information relating to the Collaboration Technology, Schering Improvements or Pharmacopeia Improvements, as the case may be, and reasonable access to the inventors of said inventions, as well as causing the execution of required patent assignments and/or other documents. With respect to all patent applications claiming Collaboration Technology or any Active Compound or Derivative Compound, the filing Party shall give the non-filing Party an opportunity to review the text of such patent applications before filing, shall consult with the non-filing Party with respect thereto, and shall supply the non-filing Party with a copy of the applications as filed, together with notice of its filing date and serial number. Schering will identify to Pharmacopeia any of Schering's proprietary information contained in such documents to be provided to Pharmacopeia to ensure that Pharmacopeia will protect Schering's proprietary information, including without limitation, information relating to Targets. In addition, with respect to applications which do not include Pharmacopeia inventors, Schering may redact or provide in coded form any information contained in such documents to be provided to Pharmacopeia to the extent necessary (in Schering's opinion) to protect Schering's proprietary information, including without limitation, information relating to Targets. Pharmacopeia and Schering shall each keep the other Party advised of the status of the actual and prospective patents and patent applications within the Collaboration Patent Rights for which it is responsible, and upon the written request of the other Party, will provide advance copies of any substantive papers related to the filing, prosecution and maintenance of such Collaboration Patent Rights.

     6.5  Enforcement.
     ----------------

          6.5.1  Notice.  Each Party shall promptly notify the other of its
          -------------
knowledge of any actual or potential infringement of the Collaboration Technology by a Third Party.

          6.5.2  Collaboration Technology.  Schering shall have the initial
          -------------------------------
right, but not the obligation, to take reasonable legal action to enforce against infringements by Third Parties or defend any declaratory judgment action relating to any patent within the Collaboration Technology (excluding any Collaboration Platform Technology) at its sole cost and expense. If, within six
(6) months following receipt of notice of such infringement from Pharmacopeia (or written notice of a declaratory judgment action alleging invalidity or unenforceability of such Collaboration Technology), Schering does not take such action against a commercially significant infringement, Pharmacopeia shall, in its sole discretion, have the right, but not the obligation to take such action at its sole expense.

          6.5.3  Collaboration Platform Technology.  In the event of an actual
          ----------------------------------------
or potential infringement of Collaboration Platform Technology by a Third Party, Schering and Pharmacopeia shall discuss how to proceed in connection with such infringement. Unless otherwise agreed by the Parties, the terms of Section
6.5.5 shall apply; provided, however, that the Parties may decide to jointly
                   --------  -------
proceed in enforcement against any such patent infringement by Third Parties, in which case the Parties shall also agree on allocation of costs and damages.

          6.5.4  Schering Technology and Pharmacopeia Technology.  It is
          ------------------------------------------------------
understood and agreed that Pharmacopeia shall have the sole right, but not the obligation, to initiate and conduct legal proceedings to enforce the Pharmacopeia Technology and Pharmacopeia Enabling Technology against any actual or threatened infringement or misappropriation or defend any declaratory judgment action relating thereto, at its sole expense, and that Schering shall have the sole right, but not the obligation, to initiate and conduct legal proceedings to enforce the Schering Technology against any actual or threatened infringement or misappropriation or defend any declaratory judgment action relating thereto, at its sole expense.

          6.5.5  Cooperation; Costs and Recoveries.  Each Party agrees to render
          ----------------------------------------
such reasonable assistance as the enforcing Party may request, and at the enforcing Party's expense. Costs of maintaining any such action shall be paid by the Party bringing the action and any damages or settlements recovered therefrom shall belong to such Party. To the extent that Schering recovers any lost profits or other recovery based upon Third Party sales of infringing products, Pharmacopeia shall receive an equitable share of such recovery, as determined based upon the royalties Pharmacopeia would have been entitled to under this Agreement on Net Sales by Schering, its Affiliates or Sublicensees of the relevant Agreement Products and/or SP Products, as applicable, corresponding to such lost profits. If Schering, in its sole discretion, agrees to settle any such infringement action by granting a sublicense to the Third Party infringer, and such Third Party, but for the grant of such sublicense, would be infringing a claim of an issued patent in the Collaboration Technology, or a composition-of-matter claim of an issued patent in the Schering Technology, Schering shall*; provided, however,
-----------------
that net sales of such Third Party products in the Territory on which* for purposes of this Agreement, and further provided that, notwithstanding anything herein to the contrary, Schering's * in any calendar quarter shall not exceed * of the royalties received by Schering from such Third Party for the same quarter.

     6.6  Infringement Claims.  If the manufacture, sale or use of any Agreement
     ------------------------
Product pursuant to this Agreement because of the practice of the Pharmacopeia Technology, Collaboration Technology, Pharmacopeia Enabling Technology or Schering Technology, results in any claim, suit or proceeding alleging patent infringement against Pharmacopeia or Schering (or their respective Affiliates or Sublicensees), such Party shall promptly notify the other Party hereto in writing setting forth the facts of such claim in reasonable detail. The Party subject to such claim shall have the exclusive right and obligation to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided, however, it shall not enter
                                          --------  -------
into any settlement which admits or concedes that any aspect of (i) the Schering Technology or Collaboration Technology in the case of Pharmacopeia, and (ii) the Pharmacopeia Technology, Collaboration Technology, or Pharmacopeia Enabling Technology in the case of Schering, is invalid or unenforceable without the prior written consent of such other Party. The Party subject to the claim shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding. Any claim, suit or proceeding arising based upon Schering's manufacture, sale or use of any SP Product shall be the sole responsibility of Schering.

     6.7  Certification under Drug Price Competition and Patent Restoration Act.
     --------------------------------------------------------------------------
Pharmacopeia and Schering each shall immediately give written notice to the other of any certification of which they become aware filed pursuant to 21 U.S.C.(S)(S)355(b)(2)(A)(iv) and 355(j)(2)(A)(vii) claiming that Collaboration Patent Rights do not cover the use or sale of any product(s) equivalent to an existing Agreement Product(s) by a Third Party. Schering shall have the right to bring an infringement action, in its sole discretion and at its own expense, in its own name and/or in the name of Pharmacopeia, subject to Section 6.5 above. The provisions of Section 6.5.5 shall apply to any such infringement action.

     6.8  Patent Term Restoration.  The Parties hereto shall give reasonable
     ----------------------------
cooperation to each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to the Collaboration Technology.

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

                                  ARTICLE VII

                                CONFIDENTIALITY

     7.1  Confidential Information.  Except as expressly provided herein, the
     -----------------------------
Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall not disclose and except as expressly provided in this Article 7, shall not use for any purpose any confidential information ("Confidential Information") furnished to it by the disclosing Party hereto pursuant to this Agreement except to the extent that it can be established by the receiving Party by competent proof that such information:

          (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

          (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

          (iv) was independently developed by the receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

          (v) was subsequently lawfully disclosed to the receiving Party, other than under a duty of confidentiality, by a Third Party that had the right to make such disclosure.

     7.2  Permitted Use and Disclosures.  Each Party hereto may use or disclose
     ----------------------------------
Confidential Information disclosed to it by the other Party to the extent such information is included in the Pharmacopeia Technology, Schering Technology or Collaboration Technology, as the case may be, and to the extent (i) such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in filing or prosecuting patent applications, prosecuting or defending litigation, (ii) such disclosure is reasonably required to be made to any institutional review board of any entity conducting clinical trials with Agreement Compound(s) and/or Agreement Product(s), or to any governmental or other regulatory agency, in order to gain approval to conduct clinical trials or to market Agreement Compound(s) and/or Agreement Products, (iii) such disclosure is required by law, regulation, rule, act or order of any governmental authority, court, or agency, or is made in connection with submitting required information to tax or other governmental authorities, or (iv) such disclosure or use is reasonably required in conducting clinical trials, or making a permitted sublicense or otherwise exercising license rights expressly granted to it by the other Party pursuant to the terms of this Agreement; in each case, provided that if a Party is required to make any such disclosure of another Party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable diligent efforts to secure confidential treatment of such Confidential Information in consultation with the other Party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

     7.3  Return of Confidential Information.  Following termination of this
     ---------------------------------------
Agreement, at any time upon request of the disclosing Party, the receiving Party will return all documents, and copies thereof, containing the disclosing Party's Confidential Information that are still in the receiving Party's possession or control; however, the receiving Party may retain one copy of such documents in a secure location solely for the purpose of determining its obligations hereunder, to comply with any applicable regulatory requirements, or to defend against any product liability claims.

     7.4  Nondisclosure of Terms.  Each of the Parties hereto agrees not to
     ---------------------------
disclose to any Third Party the existence or the terms of this Agreement without the prior written consent of each other Party hereto, except to such Party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement; thereafter, Pharmacopeia and Schering may each disclose to Third Parties the information contained in such press release and Q&A without the need for further approval by the other. In addition, Pharmacopeia may make public statements regarding progress with respect to the development and commercialization of Agreement Compounds and/or Agreement Products, including announcement of the achievement of milestones, following consultation with Schering and with the written consent of Schering. Nothing in this Section 7.4 shall prohibit a Party from making such disclosures to the extent reasonably required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing Party shall use good faith efforts to notify and consult with the other Party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent available.

     7.5  Publication.  Any manuscript by Schering or Pharmacopeia or their
     ----------------
Affiliates describing Agreement Products shall be subject to the prior review of the other Party at least ninety (90) days prior to submission. Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving Party shall notify the disclosing Party in writing within thirty (30) days after receipt of a disclosure whether receiving Party desires to file a patent application on any invention disclosed in such scientific results. In the event that the receiving Party desires to file such a patent application, the disclosing Party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, or (ii) the Parties determine after consultation that no patentable invention exists, or (iii) one hundred and eighty (180) days after receipt by the disclosing Party of the receiving Party's written notice of the receiving Party's desire to file such patent application, or such other period as is reasonable for seeking patent protection. Further, if such scientific results contain the information of the receiving Party that is subject to use and nondisclosure restrictions under this Article 7, the disclosing Party agrees to remove such information from the proposed publication or disclosure.

     7.6  Pharmacopeia Employees.  All Pharmacopeia employees assigned to work
     ---------------------------
exclusively on Collaboration research projects pursuant to Section 2.5, shall *. Any Pharmacopeia employees assigned to work exclusively on Collaboration research projects shall also be subject to non-compete obligations, as set forth below, with respect to any Target with respect to which Collaboration research efforts directed to such Target are performed at Pharmacopeia (including, without limitation, the design and preparation of Optimization Libraries for such Target and/or the synthesis of Derivative Compounds based on Active Compounds contained in such Libraries). None of the individual Pharmacopeia employees participating in Target specific Collaboration research, and who at any time during or after the term of the Collaboration have actual knowledge of the identity of such Target, shall perform or otherwise contribute to any research or development work relating to such Target for or on behalf of Pharmacopeia and/or its Third Party collaborators for a period of * after the date on which the Collaboration ceases all such Target specific research activities at Pharmacopeia with respect to such Target. Pharmacopeia shall be liable for any breach of * and/or these non-compete obligations by its employees. In the event that, in the course of Pharmacopeia's work on a Collaboration research program or in connection with a patent application relating thereto, Schering has disclosed the identity of a Target (other than in coded form) which is the

__________________

*     CONFIDENTIAL TREATMENT REQUESTED
subject of such a research program to Pharmacopeia's Chief Science and Technology Officer responsible for performance of the Collaboration (or his successor), all Pharmacopeia employees working on such research program will be deemed to have actual knowledge of the identity of such Target. The further disclosure of the identity of a Target within Pharmacopeia shall be limited to only those Pharmacopeia employees necessary to ensure that Pharmacopeia and its employees does not breach the provisions of this Section 7.6. In addition, during and after the term of the Collaboration, Pharmacopeia shall use reasonably diligent efforts to ensure that such individuals do not disclose or provide access to any Collaboration Target-Specific Technology, Schering Technology, or the results of any screening or other Target specific research performed at Pharmacopeia in the Collaboration, to any Pharmacopeia employees not working on the Collaboration (except to the extent reasonably necessary for Pharmacopeia to ensure its compliance with its exclusivity obligations hereunder) or to any Third Parties.

                                 ARTICLE VIII
                    REPRESENTATION, WARRANTIES AND COVENANTS

     8.1  Schering.  Schering Corporation warrants, represents and covenants on
     -------------
behalf of itself and its Affiliates that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder, and (iii) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights which in any material way conflict with the rights and licenses granted herein.

     8.2  Pharmacopeia.  Pharmacopeia represents, warrants and covenants on
     -----------------
behalf of itself and its Affiliates that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder; (iii) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights which in any material way conflict with the rights and licenses granted herein;
(iv) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Pharmacopeia Technology or the Pharmacopeia Enabling Technology; (v) to the best of its knowledge as of the Effective Date, it is not aware of any Existing Pharmacopeia Know-How which is not available for use for all purposes contemplated by this Agreement; (vi) as of the Effective Date, the Columbia License is in full force and effect, and to the best of its knowledge there does not exist any event of default with respect to Pharmacopeia under the Columbia License which would constitute a breach of the Columbia License; (vii) during the term of this Agreement, Pharmacopeia will use its best efforts not to materially breach the Columbia License and will not modify or amend the Columbia License in any way which would materially adversely effect the rights of Schering under this Agreement; (viii) to the best of its knowledge and as of the Effective Date, it owns or controls all of the Pharmacopeia Technology and Pharmacopeia Enabling Technology, and has the rights to grant the licenses or sublicenses granted to Schering hereunder with respect thereto; and (ix) to the best of Pharmacopeia's knowledge as of the Effective Date, the creation or synthesis of encoded combinatorial libraries by Pharmacopeia does not infringe any valid Third Party patent rights.

     8.3  Compliance with Agreement and Laws.  Each Party shall comply in all
     ---------------------------------------
material respects with the terms of this Agreement and with all laws, rules and regulations applicable to the discovery, development, manufacture, distribution, import and export and sale of pharmaceutical products pursuant to this Agreement.

     8.4  Disclaimer.  Schering and Pharmacopeia expressly disclaim any
     ---------------
representation, warranty or guaranty that the Collaboration will be successful. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PHARMACOPEIA AND SCHERING AND

THEIR RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PHARMACOPEIA TECHNOLOGY, THE PHARMACOPEIA ENABLING TECHNOLOGY, THE SCHERING TECHNOLOGY, THE COLLABORATION TECHNOLOGY, DISCOVERY LIBRARIES, OPTIMIZATION LIBRARIES, LIBRARY COMPOUNDS, ACTIVE COMPOUNDS, DERIVATIVE COMPOUNDS, AGREEMENT COMPOUNDS OR AGREEMENT PRODUCTS, OR INFORMATION DISCLOSED PURSUANT TO ARTICLE VII, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PHARMACOPEIA TECHNOLOGY, PHARMACOPEIA ENABLING TECHNOLOGY, COLLABORATION TECHNOLOGY OR SCHERING TECHNOLOGY (IN EACH CASE, WHETHER PATENTED OR UNPATENTED), OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.


                                  ARTICLE IX
                                INDEMNIFICATION

     9.1  Indemnification by Schering.  Schering shall indemnify, defend and
     --------------------------------
hold harmless Pharmacopeia and its Affiliates, and each of its and their respective employees, officers, directors and agents (the "Pharmacopeia Indemnitees") from and against any and all liability, loss, claims, damage, cost, and expense (including reasonable attorneys' and professionals' fees and other expenses of litigation) (collectively, a "Liability") arising out of or in connection with Third Party claims relating to (i) the discovery, development, manufacture, use, testing, marketing, sale or other disposition of Products by on behalf of Schering or its Affiliates or Sublicensees, (ii) performance of the Collaboration by Schering, (iii) any injury, illness or disease suffered by any Schering employees in connection with the performance of the Collaboration, (iv) the use of any and all Targets with respect to which research activities are conducted in the Collaboration, including without limitation claims in connection with materials relating to such Target, or (v) any breach by Schering of its representations and warranties made under this Agreement, except, in each case, to the extent such Liabilities result from the gross negligence or willful misconduct of Pharmacopeia, its Affiliates, or any of their respective employees, officers, directors or agents.

     9.2  Indemnification by Pharmacopeia.  Pharmacopeia shall indemnify, defend
     ------------------------------------
and hold harmless Schering and its Affiliates, and each of its and their respective employees, officers, directors and agents (the "Schering Indemnitees") from and against any Liability (as defined above) arising out of or in connection with Third Party claims relating to (i) Pharmacopeia's encoding or decoding of Libraries, pursuant to this Agreement, (ii) the performance of the Collaboration by Pharmacopeia except to the extent directly related to the use of Targets, (iii) any injury, illness or disease suffered by any Pharmacopeia employees in connection with the performance of the Collaboration,
(iv) any product based upon a Library Compound developed, manufactured, used, sold or otherwise distributed by or on behalf of Pharmacopeia, its Affiliates or Licensees, as permitted under this Agreement (including, without limitation, product liability and patent infringement claims), (v) any breach of Pharmacopeia's contractual obligations to Third Parties (including, without limitation, those relating to Reserved Targets), or (vi) any breach by Pharmacopeia of its representations and warranties made under this Agreement, except, in each case, to the extent such Liabilities result from the gross negligence or willful misconduct of Schering, its Affiliates, or any of their respective employees, officers, directors or agents.

     9.3  No Consequential Damages.  Except with respect to Third Party claims
     -----------------------------
as provided for under Section 9.1 and 9.2, in no event shall any Party to this Agreement have any claims against or liability to the other Party for any special, consequential or incidental damages arising under this Agreement under any theory of liability.

     9.4   Procedure.  In the event that any Indemnitee intends to claim
     ---------------
indemnification under this Article IX, it shall promptly notify the other Party in writing of any such alleged Liability. The indemnifying Party shall have the right to control the defense thereof with counsel of its choice; provided,
                                                                 --------
however, that any Indemnitee shall have the right to retain its own counsel,
-------
with the fees and expenses to be paid by the indemnifying Party, if representation of such Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceeding. The affected Indemnitees shall cooperate reasonably with the indemnifying Party and its legal representatives in the investigation and defense of any action, claim or liability covered by this Article IX. Neither Party may settle a claim or action related to a Liability for which it or the other Party seeks indemnification hereunder without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

     9.5   Insurance.  Each Party shall obtain and maintain throughout the term
     ---------------
of this Agreement statutory Workers' Compensation and Employer's Liability insurance covering all employees engaged in the performance of work under this Agreement. Each Party shall provide the other Party with evidence of such insurance and/or self-insurance program, upon request.


                                   ARTICLE X
                             TERM AND TERMINATION

     10.1  Term and Expiration.  This Agreement shall be effective as of the
     -------------------------
Effective Date and unless terminated earlier as provided in this Article X or by mutual written agreement of the Parties, the term of this Agreement shall continue in full force and effect, on a country-by-country and Product-by-Product basis, until Schering and its Affiliates and Sublicensees have no further obligation to pay royalties under Article V hereof in a country, at which time the Agreement shall expire in its entirety in such country and the Parties shall have no further payment obligations or other financial obligations to each other with respect to the continuing use in such country of Pharmacopeia Technology, Schering Technology and/or Collaboration Technology, as the case may be, in the manner licensed herein. As royalty payment obligations for a Product expire in a country, even if the Agreement thereafter remains in effect in such country, Schering, its Affiliates and Sublicensees, shall no longer have any remaining payment obligations hereunder with respect to such a Product in that country.

     10.2  Termination for Cause.  This Agreement may be terminated by written
     ---------------------------
notice by either Party at any time during the term of this Agreement if the other Party (the "Breaching Party") is in material breach or default of any of its material obligations hereunder (including, without limitation, any payment obligations), as follows: (i) the terminating Party shall send written notice of the breach or default to the Breaching Party; and (ii) if such default or breach thereafter continues for sixty (60) days after written notice thereof was provided to the Breaching Party, then the termination shall become effective at the end of such sixty (60) day period, unless the Breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period or has commenced activities reasonably expected to cure such breach within such sixty (60) day period and thereafter uses diligent efforts to complete the cure as soon as practicable.

     10.3  Termination Upon Bankruptcy or Insolvency.  This Agreement may be
     -----------------------------------------------
terminated by Pharmacopeia giving written notice of termination to Schering upon the filing of bankruptcy or insolvency of Schering or the appointment of a receiver for the assets of Schering, or the making by Schering of an assignment for the benefit of creditors, or the institution of any proceedings against Schering under any bankruptcy law. Termination shall be effective upon the date specified in such notice. The rights of Schering under this Agreement shall not terminate in the event of a bankruptcy of

Pharmacopeia, unless Schering elects to terminate this Agreement in accordance with the following provisions of this Section 10.3. In the event that (i) Pharmacopeia shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (ii) if there shall have been filed any such bona fide petition or application, or any such
                         ---------
proceeding shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; or
(iii) if Pharmacopeia by any act or omission of act shall indicate its consent to, approval of or acquiescence in any such bona fide petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its property, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; (each such event a "Pharmacopeia Bankruptcy Event"), then Schering shall have the following rights. Schering shall have the right, in its sole discretion, to elect to terminate this Agreement by giving written notice of such termination to Pharmacopeia. In the event that Schering does not elect to terminate this Agreement, then notwithstanding any rejection of this Agreement by Pharmacopeia (which, for purposes of this Section 10.3, includes any debtor in possession, trustee or other entity that may succeed Pharmacopeia) pursuant to 11 U.S.C. (S)365, Schering shall retain all of its rights, benefits, licenses, protections and privileges under this Agreement and shall be entitled to all of the rights, benefits and protections of a licensee under 11 U.S.C. 365(n). *
provided that Schering's obligations to make payments to Pharmacopeia under this Agreement shall automatically be reduced by the amount of all out-of-pocket costs and expenses incurred by Schering in exercising such rights. In the event of any Pharmacopeia Bankruptcy Event, Pharmacopeia shall, upon written request of Schering, *
solely to the extent necessary for Schering to *
hereunder prior to the applicable Pharmacopeia Bankruptcy Event, and for purposes of 11 U.S.C. (S)365; provided, however, that *
                              --------  -------
shall only be exercisable if Pharmacopeia fails to perform its obligations under this Agreement substantially as contemplated herein, and further provided that *shall be limited to * of this sentence. The Parties acknowledge and agree that all information, data and other intellectual property referred to in this
Section 10.3 (including, without limitation, Pharmacopeia Technology, Pharmacopeia Enabling Technology and Libraries) and all Agreement Compounds, Agreement Products, Collaboration Technology and any other intellectual property that is licensed, or is the subject of any other right, benefit, protection or privilege that is granted, transferred or otherwise afforded, to Schering hereunder is "intellectual property" within the meaning of 11 U.S.C. (S)365.

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

     10.4  Termination for Pharmacopeia Change in Control.  In the event of any
     ----------------------------------------------------
Pharmacopeia Change in Control during the term of this Agreement, Schering shall have the right to terminate the Agreement upon ninety (90) days written notice after such Pharmacopeia Change in Control. In the event that such Pharmacopeia Change in Control occurs during the term of the Collaboration, Schering may, in its discretion, elect to terminate the Collaboration and not the Agreement as set forth in Section 2.2.

     10.5  Concurrent Termination with the International Agreement.  In the
     -------------------------------------------------------------
event of any termination of the International Agreement by either Pharmacopeia or Schering-Plough Ltd. under the provisions of Sections 10.2, 10.3 or 10.4 thereof, as applicable, this Agreement shall automatically terminate concurrently under the corresponding Section 10.2, 10.3 or 10.4 of this Agreement.

     10.6  Effect of Termination.
     ---------------------------

           10.6.1  Accrued Obligations.  Termination of this Agreement for any
           ---------------------------
reason shall not relieve the Parties from any liability which at the time of such termination has already accrued to the other Party, or which is attributable to a period prior to such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

           10.6.2  Return of Materials.  Upon any termination of this Agreement,
           ---------------------------
Schering and Pharmacopeia shall promptly return to the other Party all Confidential Information (including without limitation all Existing Schering Know-How or Existing Pharmacopeia Know-How, as the case may be) as set forth in
Section 7.3.

           10.6.3  Effect on Agreement Products.  In the event that * or more
           ------------------------------------
Agreement Compounds and/or Agreement Products are being developed and/or commercially exploited by Schering, its Affiliates or Sublicensees under this Agreement and a breach entitling Pharmacopeia to terminate this Agreement occurs which relates solely to a single Agreement Compound or Agreement Product, then Pharmacopeia shall have the option to terminate this Agreement only with respect to the applicable Agreement Compound or Agreement Product, and in which case all of the terms of this Agreement shall remain in full force and effect with regard to the other Agreement Compounds and/or Agreement Products being developed and commercialized. In the event this Agreement is terminated with respect to a given Agreement Product, Schering shall have the right to continue to sell its remaining inventory of such Agreement Product for a period of up to * after the date of termination, provided that Schering continues to pay royalties to Pharmacopeia with respect to such sales.

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

           10.6.4  Licenses.
           ----------------

                   (a)   Termination by Pharmacopeia Pursuant to Section 10.2.
                         ----------------------------------------------------
In the event of termination by Pharmacopeia under Section 10.2, the licenses granted hereunder relating to any Agreement Product, Discovery Library or Optimization Library with respect to which there has been a material breach, shall terminate, and the licenses granted to Pharmacopeia hereunder shall remain in effect, subject to the terms and conditions of this Agreement; provided,
                                                                  --------
however, a breach shall have no effect on Schering's licenses hereunder other
-------
than with respect to the Library or Agreement Product to which the breach specifically relates, and the remaining licenses granted hereunder shall remain in effect, subject to the terms and conditions of this Agreement. In the event that Pharmacopeia terminates the Agreement for a breach of Schering's payment obligations regarding any SP Product as to which Pharmacopeia is entitled to receive royalty payments hereunder, then the licenses granted to Schering hereunder relating to Agreement Compounds active against the same Target as such SP product shall terminate concurrently.

                   (b)   Termination by Schering Pursuant to Sections 10.2 or
                         ----------------------------------------------------
10.3. In the event of any termination by Schering pursuant to Section 10.2 or
----
10.3 above, any licenses granted by Schering hereunder shall terminate concurrently, and any licenses granted by Pharmacopeia shall remain in effect, subject to the terms and conditions of this Agreement; provided, however, a
                                                       --------  -------
breach shall have no effect on the licenses granted to Pharmacopeia hereunder other than with respect to the Agreement Product to which the breach specifically relates, and the remaining licenses granted hereunder shall remain in effect, subject to the terms and conditions of this Agreement.

                   (c)   Termination by Pharmacopeia Pursuant to Section 10.3.
                         ----------------------------------------------------
In the event of any termination by Pharmacopeia pursuant to Section 10.3 above, any licenses granted by Pharmacopeia hereunder shall terminate concurrently, and any licenses granted by Schering shall remain in effect, subject to the terms and conditions of this Agreement.

                   (d)   Termination by Schering Pursuant to Section 10.4. In
                         ------------------------------------------------
the event of any termination by Schering pursuant to Section 10.4 above, any licenses granted by Pharmacopeia to Schering, and by Schering to Pharmacopeia, shall remain in effect, except for the licenses under Section 4.7, which shall terminate concurrently.

           10.6.5  Surviving Provisions.  Articles VI, VII, VIII, IX and XI of
           ----------------------------
this Agreement, as well as Sections 2.9.2, 2.9.3, 2.12, 2.13, the last sentence of 3.5, 4.1.2, 4.4, 4.5, 4.8, 4.9, 4.10, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and
10.6 shall survive the expiration or termination of this Agreement for any reason.


                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1  Assignment.  This Agreement shall not be assigned, or assignable, by
     ----------------
either Party hereto to any Third Party without the prior written consent of the other Party, and any such attempted assignment shall be void and without force or effect; provided, however, that notwithstanding the foregoing, either Party
           --------  -------
may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its business or assets related to the subject matter to which this Agreement pertains, or in the event of its merger, reorganization, acquisition, sale, consolidation or change in control or similar transaction. This Agreement shall be binding upon, and inure to the benefit of, each Party, its Affiliates, and its permitted successors and assigns. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

     11.2  Governing Law.  This Agreement and any dispute arising from the
     -------------------
performance or breach hereof, shall be governed, interpreted and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of law principles. The Parties expressly exclude application of the United Nations Convention for the International Sale of Goods.

     11.3  Dispute Resolution.  Except as set forth in Section 5.4.5(b), any
     ------------------------
dispute under this Agreement which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. The arbitration shall be held in New York, New York and at least one of the arbitrators shall be an independent expert in pharmaceutical product development (including clinical development and regulatory affairs). Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the Parties. Each Party shall bear its own costs and attorneys' and witness' fees. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. Any arbitration subject to this Section 11.3 shall be completed within one (1) year from the filing of notice of a request for such arbitration.

     11.4  No Implied Licenses.  Only the licenses granted pursuant to the
     -------------------------
express terms of this Agreement shall be of any legal force or effect. No license rights shall be created by implication, estoppel or otherwise.

     11.5  Representation by Legal Counsel.  Each Party hereto represents that
     -------------------------------------
it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

     11.6  Waiver.  Any delay or failure in enforcing a Party's rights under
     ------------
this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a stated duration.

     11.7  Independent Contractors.  The relationship of the Parties hereto is
     -----------------------------
that of independent contractors. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

     11.8  Solicitation of Employees.  Schering and Pharmacopeia both agree
     -------------------------------
that, during the Collaboration Term and for one (1) year thereafter, without the express prior written consent of the other Party, they will not knowingly induce or attempt to induce, directly or indirectly, any scientific or technical personnel then employed by the other Party to accept employment or affiliation with the inducing Party or its Affiliates.

     11.9  Compliance with Laws.  In exercising their rights under this license,
     --------------------------
the Parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

     11.10  Export Control.  This Agreement and the obligations of both Parties
     ---------------------
hereunder are made subject to, and limited by, all applicable restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to Pharmacopeia or Schering from time to time by the government of the United States of America. Furthermore, Schering agrees that it will not export, directly or indirectly, any technical information acquired from Pharmacopeia under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

     11.11  Patent Marking.  Schering agrees to mark and have its Affiliates and
     ---------------------
Sublicensees mark all Agreement Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

     11.12  Notices.  Any notice required or permitted to be given or sent under
     --------------
this Agreement shall be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the Parties at the addresses and facsimile numbers indicated below.

     If to Pharmacopeia, to:

          Pharmacopeia, Inc.
          3000 East Park Boulevard
          Cranbury, New Jersey  08512
          Attn: Chief Executive Officer
          Fax No.: (609) 452-3672

     If to Schering, to:

          Schering Corporation
          2000 Galloping Hill Road
          Kenilworth, New Jersey  07033
          Attention: Vice President, Business Development
          Facsimile No.: (908) 298-5379
     with copies to:

          Schering Corporation
          2000 Galloping Hill Road
          Kenilworth, New Jersey  07033
          Attention: Law Department, Staff Vice President Licensing Facsimile No.: (908) 298-2739

          Schering-Plough Ltd.
          Toepferstrasse 5
          CH 6004 Lucerne, Switzerland
          Attention:  President
          Facsimile No.: (011) 41 41 418 1630


     Any such notice shall be deemed to have been given when received. Either Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section.

     11.13  Force Majeure.  Failure of any Party to perform its obligations
     --------------------
under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party to the extent (and only to the extent) that such failure is due to fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure of suppliers, a national health emergency, compliance with any order or regulation of any government entity acting with color of right, or any other cause beyond the reasonable control of such non-performing Party and not caused by the negligence, intentional conduct or misconduct of the non-performing Party (such event or cause referred to as "force majeure"). The Party affected shall promptly notify the other Party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure or overcome any such event of force majeure and to resume performance of its obligations with all possible speed. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable. The foregoing notwithstanding, nothing herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority or any litigation by any Third Party.

     11.14  Severability.  If any provision of this Agreement becomes or is
     -------------------
declared by a court of competent jurisdiction to be illegal, invalid or unenforceable or void, it is mutually agreed that this Agreement shall remain in full force and effect without such provision, and the Parties will, in good faith, renegotiate the terms and conditions of this Agreement so as to lawfully include the substance of such provision (to the extent possible) in order to as fully as possible realize the intent of the Parties and their commercial bargain.

     11.15  Counterparts.  This Agreement shall become binding when any one or
     -------------------
more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

     11.16  Captions.  The captions of this Agreement are solely for the
     ---------------
convenience of reference and shall not affect its meaning or interpretation.

     11.17  Complete Agreement.  This Agreement with its Exhibits, together with
     -------------------------
the International Agreement entered by the Parties of even date herewith, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect; provided,
                                                                --------
however that nothing herein shall effect the rights and obligations of the
-------
Parties under the certain Collaboration Agreement and the certain Random Library Agreement between Pharmacopeia, Schering Corporation and Schering-Plough Ltd. effective as of December 22, 1994, as amended. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Pharmacopeia and Schering.

     11.18  Recording.  Each Party shall have the right, at any time, to record,
     ----------------
register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the world, and each Party shall provide reasonable assistance to the other in effecting such recording, registering or notifying. The Parties acknowledge that this Agreement may be notified by either Party to the European Community for compliance with applicable laws.

     11.19  Further Actions.  Each Party agrees to execute, acknowledge and
     ----------------------
deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.


     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date set forth below.
                                                                    ------------
                                                                    LEGAL REVIEW
                                                                    /s/
                                                                    ------------

PHARMACOPEIA, INC.        SCHERING-CORPORATION


By:/s/Richard Walsh                      By: /s/ David Poorvin
   ----------------------------             -------------------------------

Title:   Sr. Vice President              Title:  Vice President
   ----------------------------                ----------------------------

Date:  October 29, 1998                  Date:  29 October 1998
     --------------------------               -----------------------------

                                   EXHIBIT A



                              CURRENCY CONVERSION


*

__________________

*     CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 1.29
                                 -------------

                 Elements of Fully Absorbed Manufacturing Costs
                 ----------------------------------------------

     The following expenses are included in manufacturing costs:


     1.   Direct Materials
          ----------------


     Materials used in the manufacturing process that are traced directly to the completed product, such as:

     .         Inert raw materials or excipients

     .         Active substances/ingredients

     .         Packaging components such as bottles, caps, labels, etc.


     2.   Direct Labor
          ------------

     The cost of employees engaged in production activities that are directly identifiable with product costs. Excludes supervision, which is included in indirect labor, and production support activities such as inspection, plant and equipment maintenance labor, and material handling personnel. Direct Labor cost includes:



 .         Base pay, overtime, vacation and holidays, illness, personal time with pay, and shift differential.

 .         Cost of employee fringe benefits such as health and life insurance, payroll taxes, welfare, pension, profit sharing and bonuses.

     3.   Indirect Manufacturing Costs
          ----------------------------

     Costs which are ultimately allocated to product based on an appropriate method such as standard direct labor hours, tank hours, grams, vials, etc., of the operating departments. These costs include:

 .         Indirect Production Labor - salaries of employees engaged in
                   ----------------
          production activities who are not classified as direct labor, including supervision, clerical, etc.

 .         Costs of Direct Labor - employees not utilized for the manufacturing
          ---------------------
          of product such as training, downtime and general duties.

 .         Indirect Materials - supplies and chemicals which are used in the
          ------------------
          manufacturing process and are not assigned to specific products but are included in manufacturing overhead costs. Includes supplies for which direct assignment to products is not practical.

 .         Utilities - expenses incurred for fuel, electricity and water in
          ---------
          providing power for production and other plant equipment.

 .         Maintenance and Repairs - amount of expense incurred in-house or
          -----------------------
          purchased to provide services for plant maintenance and repairs of facilities and equipment.

 .         Other Services - purchased outside services and rentals such as the
          --------------
          cost of security, ground maintenance, etc.

 .         Depreciation - of plant and equipment utilizing the straight-line
          ------------
          method of calculation.

 .         Insurance - cost of inventory insurance, comprehensive insurance and
          ---------
          other insurance necessary for the safeguard of manufacturing plant and equipment.

 .         Taxes - expense incurred for taxes on real and personal property
          -----
          (manufacturing site, buildings and the fixed assets of equipment, furniture and fixtures, etc.). If manufacturing site includes other operations (marketing, R&D, etc.), taxes are allocated to manufacturing on the basis of total real and personal property.

 .         Cost of manufacturing, service departments - such as:
          ------------------------------------------
          (where applicable)

          .    Packaging Engineering

          .    Manufacturing Maintenance

          .    Industrial Engineering

          .    Receiving and Warehousing

          .    Purchasing and Accounting

          .    Production Scheduling

          .    Inventory Management

          .    Plant Materials Management

          .    Central Weigh

          .    Manufacturing Administration

          .    Regulatory Affairs direct support to manufacturing
               (not to exceed $80,000 per year for a three(3) year period)

 .    Allocated costs of services provided to manufacturing including:
     -----------------------------------------------------
     (where applicable)


          .    Cafeteria

          .    Personnel Operations

          .    Health and Safety Services

          .    Division Engineering and Operations Services

          .    Plant Services (housekeeping)

          .    Manufacturing Information Systems

          .    Plant Power

          .    Office of V.P. Manufacturing


          Various bases are used for allocating these costs to manufacturing operating departments including headcount, square feet, metered utilities use, estimated services rendered, EDP computer hours, etc.


     4.   Quality Assurance Costs
          -----------------------

     Direct labor and indirect costs for Quality Assurance departments testing and approving materials used in manufacturing and completed manufacturing batches and finished products. This includes all manufacturing in-process testing and testing of finished materials. Excluded from product costs are QA costs related to research and development, stability testing, etc.

     The following expenses are not included in manufacturing costs:
                                ---

     a)   Inventory Carrying Costs

     b)   Regulatory Affairs Costs (except as set forth above)

     c) Pilot plant costs, research batches and other similar costs prior to turnover to manufacturing. These are handled as development costs and expensed to R&D. This excludes commercial goods produced by a research facility.

     d) Costs incurred by Manufacturing for special projects, or for Schering-Plough Research Institute requests, to establish and certify new production processes, batch sizes and product line improvements, and new vendor certification of equipment and primary materials components. These costs are expensed to R&D.

     e) Manufacturing start-up costs and initial one-time extraordinary manufacturing costs incurred prior to plant operation and achievement of a normal production activity level. Includes costs of training, testing, qualification/ validation of new equipment and facilities and initial trial batches. These costs are deferred and then amortized to Other Production Costs over five years.

     f) Significant idle capacity is eliminated from factory overhead and product cost. Idle or excess capacity costs are culled out of the Manufacturing Budget and expensed as a period cost to Other Production Costs.

     g) Finished goods warehousing, shipping and other distribution costs. These are included in distribution costs which are part of marketing expenses.

     h)   Product liability and/or business interruption insurance expenses.